Exhibit 1 to Report on Form 6-K

J.P. MORGAN SECURITIES INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

[•] Common Shares Including Common Shares in the Form of

American Depositary Shares

Form of International Underwriting Agreement

February [•], 2007

Embraer-Empresa Brasileira de Aeronáutica S.A.

Avenida Brigadeiro Faria Lima, 2.170

12.227-901 São José dos Campos, S.P.

Brazil

and

The Selling Shareholders named in

Schedule II hereto

Ladies and Gentlemen:

Certain shareholders named in Schedule II hereto (the “Selling Shareholders”) of EMBRAER-EMPRESA BRASILEIRA DE AERONÁUTICA S.A. (the “Company”), a Brazilian sociedade por ações (corporation), propose to sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the “Representatives”), an aggregate of [•] common shares, without par value, of the Company in the form of American Depositary Shares (“ADSs”), each ADS representing four common shares, without par value, of the Company (such common shares in the form of ADSs (the “Underwritten ADSs”)). The Selling Shareholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [•] common shares in the form of ADSs, each ADS representing four common shares, without par value, of the Company (such common shares in the form of ADSs, the “Optional ADSs”), minus the number of Optional Shares (as defined below) sold by the Selling Shareholders as a result of the exercise by the Brazilian Underwriters (as defined below) of their option regarding such Optional Shares under the Brazilian Underwriting Agreement (as defined below), on the terms and subject to the conditions set forth below. The Underwritten ADSs and the Optional ADSs are herein collectively called the “Offered ADSs.”

The Offered ADSs will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to an Amended and Restated Deposit Agreement, dated as of April 4, 2006 (the “Deposit Agreement”), among the Company, JPMorgan Chase Bank, N.A., as Depositary (the “Depositary”), and all holders from time to time of ADRs issued thereunder. The common shares, without par value, of the Company represented by the Offered ADSs are hereinafter referred to as the “Underlying Shares.”

The Company and the Selling Shareholders are concurrently entering into an agreement (the “Brazilian Underwriting Agreement”), dated the date hereof, providing for the sale by the Selling Shareholders of an aggregate of [•] common shares, without par value, of the Company (the “Underwritten Shares”) through arrangements with certain Brazilian underwriters named in that agreement (the “Brazilian Underwriters”). The Brazilian Underwriting Agreement provides for an option of the Brazilian Underwriters to cause the Selling Shareholders to sell an aggregate of not more than [•] additional common shares, without par value, of the Company, minus the number of Underlying Shares underlying the Optional ADSs sold by the Selling Shareholders as a result of the exercise by the Underwriters of their option regarding such Optional ADSs under this Agreement (the “Optional Shares” and, together with the Underwritten Shares, the “Offered Shares”). The Offered Shares and the Underlying Shares are referred to collectively herein as the “Common Shares.”

In connection with the offer and sale of the Offered Shares pursuant to the Brazilian Underwriting Agreement, the Company has prepared a preliminary prospectus, dated January 23, 2007, to be distributed in connection with the offer and sale of the Offered Shares in Brazil (the “Preliminary Brazilian Prospectus”), a final prospectus, dated as of the date hereof, to be distributed in connection with the offer and sale of the Offered Shares in Brazil (the “Final Brazilian Prospectus” and, together with the Preliminary Brazilian Prospectus, each a “Brazilian Prospectus” and, together, the “Brazilian Prospectuses”).

It is understood that the Underwriters, acting as placement agents for the Brazilian Underwriters, intend to offer Underwritten Shares outside Brazil subject to the terms and conditions stated in this Agreement. Offered Shares purchased by non-Brazilian investors will be placed outside Brazil by the Underwriters (as placement agents), settled in Brazil and paid for in Brazilian reais and their offer is being underwritten by the Brazilian Underwriters pursuant to the Brazilian Underwriting Agreement. Non-Brazilian investors purchasing Offered Shares must be authorized to invest in Brazilian securities under the requirements established by the Conselho Monetário Nacional (the “Brazilian National Monetary Council”), the Comissão de Valores Mobiliários (the “Brazilian Securities Commission”) and the Banco Central do Brasil (the “Brazilian Central Bank”).

The offering of the Offered ADSs and the offering of the Offered Shares to persons outside Brazil are referred to collectively herein as the “International Offering.” The offering of Offered Shares to persons in Brazil is referred to herein as the “Brazilian Offering.” The International Offering and the Brazilian Offering are referred to collectively herein as the “Global Offering.”

The several Underwriters and the Brazilian Underwriters are, simultaneously herewith, entering into an Intersyndicate Agreement among their respective syndicates, dated the date hereof, which provides for, among other things, the transfer of Offered Shares and Underlying Shares between the two syndicates for the purpose of resale.

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The Company and the Selling Shareholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Offered ADSs and the Offered Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-139521) including a prospectus, relating to the Common Shares. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement;” and as used herein, the term “Preliminary Prospectus” means each prospectus relating to the International Offering filed with the Commission pursuant to Rule 424(a) under the Securities Act that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered ADSs. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

At or prior to the time when sales of the Offered ADSs and the Offered Shares were first made (the “Time of Sale”), the Company had prepared the following information (collectively with the pricing information set out on Annex B hereto, the “Time of Sale Information”): a Preliminary Prospectus dated January 23, 2007, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2. Purchase of the Offered ADSs by the Underwriters. (a) Each Selling Shareholder agrees, severally and not jointly, to sell the Underwritten ADSs to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and, subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from each of the Selling Shareholders at a purchase price per ADS of US$[•] (the “Purchase Price”) the number of Underwritten ADSs (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten ADSs to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Underwritten ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Underwritten ADSs to be purchased by all the Underwriters from all of the Selling Shareholders hereunder.

In addition, the Selling Shareholders, as and to the extent indicated in Schedule II hereto, agree, severally and not jointly, to sell the Optional ADSs to the several Underwriters and the

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Underwriters shall have the option to purchase at their election up to [•] Optional ADSs (minus the number of ADSs equivalent to the number of Optional Shares sold by the Selling Shareholders as a result of the exercise by the Brazilian Underwriters of their option regarding such Optional Shares under the Brazilian Underwriting Agreement) at the Purchase Price. The Underwriters, on the basis of the representations and warranties and agreements herein contained and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Selling Shareholders at the Purchase Price that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase and the denominator of which is the maximum number of Optional ADSs which all of the Underwriters are entitled to purchase hereunder.

The Underwriters may exercise the option to purchase the Optional ADSs at any time in whole, or from time to time in part, on or before the 30th day following the date of this Agreement, by written notice from the Representatives to the Selling Shareholders. Such notice shall set forth the aggregate number of Optional ADSs as to which the option is being exercised and the date and time when the Optional ADSs are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Selling Shareholders understand that the Underwriters intend to make a public offering of the Offered ADSs and the Offered Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Offered ADSs and Offered Shares on the terms set forth in the Prospectus. The Selling Shareholders acknowledge and agree that the Underwriters may offer and sell Offered ADSs and offer Offered Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Offered ADSs and offer Offered Shares purchased by it to or through any Underwriter.

(c) Payment for the Offered ADSs shall be made by wire transfer in immediately available funds to the account specified by each Selling Shareholder to the Representatives in the case of the Underwritten ADSs, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 at 10:00 A.M., New York City time, on February [•], 2007, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Company and the Selling Shareholders may agree upon in writing or, in the case of the Optional ADSs, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Optional Shares. The time and date of such payment for the Underwritten ADSs is referred to herein as the “Closing Date” and the time and date for such payment for the Optional ADSs, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Offered ADSs to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the

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respective accounts of the several Underwriters of the ADRs evidencing the Offered ADSs to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable, if any, in connection with the sale of the Offered ADSs duly paid by the Selling Shareholders. The ADRs evidencing the Offered ADSs so to be delivered will be made available for inspection and packaging by the Representatives at the office of Simpson Thacher & Bartlett LLP set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

With respect to all or any portion of Offered ADSs, the Representatives, on behalf of the Underwriters and for the purpose of effecting reallocations of Offered ADSs and Offered Shares, may elect to have such Offered ADSs (in the form of Common Shares) delivered to the Brazilian Underwriters. Notice of such election shall be given by the Representatives to the Selling Shareholders at least two business days prior to the Closing Date or the Additional Closing Date, as the case may be.

With respect to all or any portion of the Offered Shares, the Brazilian Underwriters for purpose of effecting reallocations of Offered ADSs and Offered Shares may elect to have such Offered Shares (in the form of ADSs) delivered to the Underwriters. Notice of such election shall be given by the Representatives to the Selling Shareholders at least two business days prior to the Closing Date or the Additional Closing Date, as the case may be. Unless otherwise agreed by the Selling Shareholders in writing, any such reallocation shall be made among the Selling Shareholders on a pro rata basis in accordance with the ADSs to be sold by such Selling Shareholders hereunder.

(d) Each of the Company and the Selling Shareholders acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of Offered ADSs and Offered Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Shareholders with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholders.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at

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the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to (i) any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus (it being understood that the only such information is that described as such in Section 9(c)) and (ii) any Selling Shareholder Information (as defined below).

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date and as of the Additional Closing Date, as the case may be will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to (i) any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information (it being understood that the only such information is that described as such in Section 9(c)) and (ii) any Selling Shareholder Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered ADSs or the Offered Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date and at the Additional Closing Date, as the case may be will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to (i) any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus (it being understood that the only such information is that described as such in Section 9(c)) and (ii) any Selling Shareholder Information.

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(d) Registration Statement and Prospectus. The Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto (it being understood that the only such information is that described as such in Section 9(c)).

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed or submitted and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed or submitted with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) F-6 Registration Statement. (i) A registration statement in respect of the ADSs on Form F-6 (File No. 333-133162) has been filed with the Commission and has become effective pursuant to the Commission’s rules and regulations (such registration statement, including all exhibits thereto, at the time it became effective, being hereinafter referred to as the “F-6 Registration Statement”); (ii) no stop order suspending the effectiveness of the F-6 Registration Statement is in effect and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission; (iii) the F-6 Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material

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respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; (iv) the F-6 Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and (v) all of the Offered ADSs are registered pursuant to the F-6 Registration Statement.

(g) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information required to be stated therein; and the other historical financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(h) No Material Adverse Change. Except (i) as disclosed in each of the Registration Statement, the Time of Sale Information, the Prospectus or any document incorporated by reference therein on or prior to the date hereof and (ii) for issuances of the Company’s common shares, without par value, and increases in the Company’s share capital as a result of exercises of stock options, since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (A) there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any material adverse change, or any development involving a material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; (B) neither the Company nor any of its subsidiaries has entered into any transaction or agreement not in the ordinary course of business that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (C) the Company and its subsidiaries, taken as a whole, have not sustained any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(i) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the

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conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under any of the Transaction Documents (as defined below) (a “Material Adverse Effect”).

(j) Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 8.1 to its Annual Report on Form 20-F filed on June 30, 2006 (File No. 333-132289), except for Embraer Overseas Limited, Embraer Asia Pacif Pte Ltd. and EMBRAER GPX S.A.

(k) Capitalization. The Company has an authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization;” all the outstanding shares of capital stock of the Company (including the Common Shares) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any non-U.S. subsidiary, for directors’ qualifying shares and except as otherwise described in each of the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(l) Listing. The Common Shares have been admitted for listing and trading on the Bolsa de Valores de São Paulo (the “Brazilian Stock Exchange”); and the ADSs have been approved for listing and trading on the New York Stock Exchange, subject to notice of issuance.

(m) Due Authorization. The Company has (or in the case of the Deposit Agreement, had) full right, power and authority to execute and deliver this Agreement, the Brazilian Underwriting Agreement, the Deposit Agreement, and the Stabilization Agreement (as defined below) (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

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(n) Underwriting Agreement. This Agreement and the Brazilian Underwriting Agreement have been duly authorized, executed and delivered by the Company.

(o) Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by, and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as enforceability of indemnification provisions may be limited by considerations of public policy. Upon due and authorized issuance by the Depositary of the ADRs evidencing the Offered ADSs against deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters for the Offered ADSs evidenced thereby in accordance with the provisions of this Agreement, such Offered ADSs evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(p) Description of the ADSs. The ADSs conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(q) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any Brazilian, U.S. federal or state or other court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective property, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents did not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the

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violation of any law or statute or any judgment, order, rule or regulation of any Brazilian, U.S. federal or state, or other court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective property, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(s) No Consents Required. No consent, approval, authorization, order, filing, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except (i) such as have been obtained and made under the Securities Act and the Exchange Act, (ii) for the approval by the Brazilian Securities Commission of the offering of the Underlying Shares and the Offered Shares as contemplated by this Agreement and the Brazilian Underwriting Agreement, which have been obtained and remain in full force and effect or will be obtained prior to the Closing Date and the Additional Closing Date, (iii) for the approvals by the Brazilian Securities Commission and the Brazilian Stock Exchange for the arrangements set forth in the Stabilization Agreement, which have been obtained and remain in full force and effect or will be obtained prior to the Closing Date and the Additional Closing Date, (iv) such as may be required from the Brazilian Central Bank for any payments outside Brazil pursuant to Section 9 of this Agreement, which shall only be sought in the event Section 9 becomes applicable, (v) such as may be required under applicable securities laws of the various states in the United States, or (vi) such as may be required by the securities or similar laws of any foreign jurisdiction other than Brazil in connection with the purchase and distribution of Offered ADSs or the Offered Shares by the Underwriters and the Brazilian Underwriters.

(t) Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending before any Brazilian, U.S. federal or state or other court, governmental agency or body to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings, to the knowledge of the Company, are threatened or contemplated by any governmental or regulatory authority or by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(u) Independent Accountants. Deloitte Touche Tohmatsu Auditores Independentes, who have certified the consolidated financial statements of the Company incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus,

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are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v) Title to Real and Personal Property. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except for the failure to own or possess any such license or other right that would not, individually or in the aggregate, have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and neither the Company nor any of its subsidiaries have received any notice of any claim of infringement of or conflict with any such rights of others, which infringement or conflict could, individually or in the aggregate, have a Material Adverse Effect.

(x) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Information and the Prospectus and that is not so described in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(y) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Offered ADSs and Offered Shares as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z) Taxes. The Company and its subsidiaries have filed or caused to be filed all tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes due thereon (other than taxes being contested in good faith and for which appropriate reserves have been made in accordance with generally accepted accounting principles in the Unites States), except for the filings of tax returns or payment of taxes, as applicable, the failure to so file or pay, as applicable, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no

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tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets which would have a Material Adverse Effect.

(aa) Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in Brazil in connection with the execution and delivery of the Transaction Documents or the offer or sale by the Selling Shareholders of the Offered ADSs or the Common Shares, except that any document subsequently brought into Brazil, for enforcement purposes, will be subject to any Brazilian court fees, including, without limitation, filing fees and deposits to secure judgments.

(bb) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Brazilian, U.S. federal, state, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any proceeding relating to the revocation or modification of any such license, certificate, permit or authorization which, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(cc) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s, or any of the Company’s subsidiaries’ principal suppliers, except as would not have a Material Adverse Effect.

(dd) Compliance With Environmental Laws. (i) The Company and its subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive or comply with required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, (A) there

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are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of the equivalent of US$1,000,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(ee) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, to the Company’s knowledge, no “material weakness” or “significant deficiency” (in each case as determined by the Company in accordance with the U.S. Sarbanes-Oxley Act of 2002 and the applicable rules and regulations thereunder (the “Sarbanes-Oxley Act”)) exists in the Company’s internal controls.

(gg) Compliance with Reporting Requirements. The Company is subject to and is in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

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(hh) Insurance. The Company and its subsidiaries have insurance in such amounts and covering such risks as are adequate for the conduct of their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ii) No Unlawful Payments. None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds of the Company or any of its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its subsidiaries; (iii) made any payment or taken any action which would have violated or would be in violation of any provision of Brazilian law or of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), if any of such persons had been or were subject to the FCPA; or (iv) made any bribe, unlawful rebate, unlawful payoff, unlawful influence payment, kickback or other unlawful payment.

(jj) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of Brazil and all other applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) Compliance with OFAC. None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(ll) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(mm) No Broker’s Fees. None of the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered ADSs or the Offered Shares.

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(nn) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the best knowledge of the Company, the sale of the Offered ADSs or the Offered Shares to be sold by the Selling Shareholders hereunder or to require the Company to include any securities with the Underlying Shares and ADSs registered pursuant to the Registration Statement or the F-6 Registration Statement.

(oo) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered ADSs or the Common Shares, except for stabilization activities to be carried out by Banco Merrill Lynch de Investimentos S.A. acting through Merrill Lynch S.A. Corretora de Títulos e Valores Mobiliários in Brazil pursuant to the Instrumento Particular de Contrato de Prestação de Serviços de Estabilização de Preço de Ações Ordinárias de Emissão da Embraer-Empresa Brasileira de Aeronáutica S.A., dated the date hereof (the “Stabilization Agreement”).

(pp) Firm Orders. The Company’s existing firm orders in backlog for its aircraft are, in all material respects, set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus; assuming all such firm orders are valid and binding obligations of the other parties thereto, all such firm orders are valid and binding obligations of the Company and are in full force and effect with respect to the Company, and such orders are subject to no limitations, restrictions or conditions other than as set forth in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, except for such limitations, restrictions or conditions as, individually or in the aggregate, would not result in a material adverse effect on the Company’s firm orders in backlog as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus; and all aircraft purchase contracts that represent such firm orders in backlog and any amendments thereto are in substantially the forms previously supplied to the Representatives for inspection.

(qq) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ss) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act required to be complied with by them, including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.

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(tt) Distributions in Respect of Common Shares. No approvals are currently required in Brazil in order for the Company to pay dividends, interest on shareholders’ equity or other distributions declared by the Company to the holders of Common Shares, including the Depositary; and, except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, under current laws and regulations of the Brazil and any political subdivision thereof, any amounts payable with respect to the Common Shares upon liquidation of the Company or upon redemption thereof and dividends, interest on shareholders’ equity and other distributions declared and payable on the Common Shares may be paid by the Company to the Depositary in Brazilian reais that may be converted into foreign currency and freely transferred out of Brazil, as long as the investment in respect of the applicable Common Shares is registered with the Brazilian Central Bank. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, no payments of dividends or interest on shareholders’ equity made to holders of Common Shares or ADSs who are non-residents of Brazil are subject to income, withholding or other taxes under laws and regulations of Brazil or any political subdivision or taxing authority thereof or therein and except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil or any political subdivision or taxing authority thereof or therein, as long as the investment in respect of the applicable Common Shares is registered with the Brazilian Central Bank.

(uu) No Requirement to Qualify to do Business. It is not necessary under the laws of Brazil that any holder of ADSs or Common Shares, or the Underwriters should be licensed, qualified or entitled to carry on business in Brazil, as the case may be, (i) to enable any of them to enforce their respective rights under this Agreement or the offer or sale of the Offered ADSs or the Offered Shares or any other document to be delivered in connection herewith or therewith or (ii) solely by reason of the execution, delivery or performance of any such document.

(vv) Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of Brazil and will be honored by the courts of Brazil; the submission by the Company to the non-exclusive jurisdiction of the U.S. federal or state courts sitting in The City of New York and County of New York in this Agreement and the Deposit Agreement constitute valid and legally binding obligations of the Company, and service of process effected in the manner set forth in this Agreement and the Deposit Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as Brazilian law is concerned, to confer valid personal jurisdiction over the Company.

(ww) No Requirement to File or Record. To ensure the legality, validity or enforceability of each of the Transaction Documents, it is not necessary that any such document be filed or recorded with any court or other authority in Brazil, except that (i) the signature of any party executing such documents outside of Brazil must be notarized by a notary public licensed as such under the law of the place of signing, (ii) the signature of such notary public shall have been authenticated by a Brazilian consular office, having jurisdiction over the place of execution, and (iii) that the Transaction Documents, together with their respective sworn translations into the Portuguese language, must be registered with the appropriate registry of deeds and documents in Brazil, which registration may be made at any time for judicial enforcement of such Transaction Document in Brazil.

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(xx) No Immunity. The Company and its obligations under the Transaction Documents and the ADSs are subject to suit, and none of the Company, any of its subsidiaries or any of its or their properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any action, suit or proceeding, from set-off or counter claim, from the jurisdiction of any Brazilian or U.S. federal or New York state court, as the case may be from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to the Transaction Documents.

(yy) Certificates. Any certificate signed by any officer of the Company and delivered to the Representatives or U.S. or Brazilian counsel to the Underwriters in connection with the offering of the Offered ADSs or the Offered Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(zz) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Offered ADS and the Offered Shares. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(aaa) Final Brazilian Prospectus. Each of the Registration Statement, the Time of Sale Information and the Prospects do not omit any material information about the Company or the Selling Shareholders that is included in the Final Brazilian Prospectus, and there is no material inconsistency between the information contained in the Final Brazilian Prospectus and the information contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

4. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, represents and warrants to each Underwriter that:

(a) Required Consents; Authority. (i) All consents, approvals, authorizations and orders necessary for (A) the execution and delivery by such Selling Shareholder of this Agreement, the Brazilian Underwriting Agreement, the letters of instruction (together, the “Letter of Instruction”) (I) directing Banco Itaú S.A., as registrar of the Company’s common shares, without par value (in such capacity, the “Registrar”), to (x) transfer the Underlying Shares of such Selling Shareholder to the account of the Depositary in the manner set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus and in accordance with the terms of the Deposit Agreement and this Agreement and (y) deposit such Underlying Shares with the Depositary pursuant to the Deposit Agreement, and (II) directing the Depositary to issue ADSs in respect of such deposited Underlying Shares as directed by the Representatives, and (B) the sale, transfer and delivery of the Offered ADSs (including the

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Underlying Shares) and the Offered Shares to be sold by such Selling Shareholder hereunder and pursuant to the Brazilian Underwriting Agreement, and, if applicable, the Power of Attorney (“Power of Attorney”) appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein relating to the transactions contemplated hereby, have been obtained; (ii) and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Brazilian Underwriting Agreement, the Letter of Instruction and, if applicable, the Power of Attorney and to sell, assign, transfer and deliver the Offered ADSs (including the Underlying Shares) and the Offered Shares to be sold by such Selling Shareholder hereunder and pursuant to the Brazilian Underwriting Agreement; (iii) this Agreement, the Brazilian Underwriting Agreement, and, if applicable, the Power of Attorney have each been duly authorized, executed and delivered by such Selling Shareholder; and (iv) the Letter of Instruction will be duly authorized, executed and delivered by such Selling Shareholder two business days prior to the Closing Date and the Additional Closing Date, as applicable.

(b) No Conflicts. The execution, delivery and performance by such Selling Shareholder of this Agreement, the Brazilian Underwriting Agreement, the Letter of Instruction and, if applicable, the Power of Attorney, the transfer of Underlying Shares to the account of the Depositary and the sale and delivery of the Offered ADSs (including the Underlying Shares) by such Selling Shareholder pursuant to this Agreement and the sale and delivery of the Offered Shares to be sold by such Selling Shareholder pursuant to the Brazilian Underwriting Agreement, and the consummation by such Selling Shareholder of the transactions herein and therein contemplated do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) if the Selling Shareholder is not a natural person, result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Shareholder, (iii) result in the violation of any law or statute or (iv) result in the contravention of any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over such Selling Shareholder or any of its properties or assets, except in the case of (i), (iii) and (iv) for any violations or contraventions as would not individually or in the aggregate have a material adverse effect on such Selling Shareholder and its subsidiaries (if any), taken as a whole, or would materially and adversely affect the consummation by such Selling Shareholder of the transactions contemplated hereby.

(c) Enforceability. The Power of Attorney, if applicable, has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding instrument of such Selling Shareholder. The Letter of Instruction has been duly authorized by such Selling Shareholder and when executed and delivered by such Selling Shareholder will be a valid and binding agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with the terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

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(d) Title to Common Shares. Such Selling Shareholder has good and valid title to the Common Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Shareholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title to the Common Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of Offered ADSs representing the Underlying Shares and payment therefor pursuant hereto, good and valid title to such Offered ADSs, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(e) No Stabilization. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered ADSs or the Common Shares (except in connection with the Stabilization Agreement).

(f) Time of Sale Information. With respect to the Selling Shareholder Information of such Selling Shareholder, the Time of Sale Information, at the Time of Sale did not, and at the Closing Date and as of the Additional Closing Date, as the case may be will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No statement of material fact relating to such Selling Shareholder included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact relating to such Selling Shareholder included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom. “Selling Shareholder Information” of any Selling Shareholder means the statements with regard to such Selling Shareholder set forth in the Registration Statement, Time of Sale Information and the Prospectus under the caption “Principal and Selling Shareholders”.

(g) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, such Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto and other written communications approved in writing in advance by the Company, such Selling Shareholder and the Representatives.

(h) Registration Statement and Prospectus. With respect to the Selling Shareholder Information relating to such Selling Shareholder, (i) as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (ii) as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(i) Material Information. As of the date hereof, as of the Closing Date and as of the Additional Closing Date, as the case may be, that the sale of the Offered ADSs and the Common Shares by such Selling Shareholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Time of Sale Information or the Prospectus.

(j) Legal Proceedings. There are no legal or governmental proceedings pending or to the best knowledge of such Selling Shareholder, threatened to which such Selling Shareholder is a party or to which any of the properties of such Selling Shareholder is subject or proceedings that would not have a material adverse effect on the power or ability of such Selling Shareholder to perform its obligations under this Agreement, the Brazilian Underwriting Agreement, the Power of Attorney and the Letter of Instruction or to consummate the transactions contemplated herein.

(k) Final Brazilian Prospectus. Each of the Registration Statement, the Time of Sale Information and the Prospectus do not omit any material information about such Selling Shareholder that is included in the Final Brazilian Prospectus and the information relating to such Selling Shareholder contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports or information statements required to be filed by the Company with the Commission pursuant to, as applicable, Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered ADSs and the Offered Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will cause the registration fees for this offering to be paid within the time period required by Rule 456(b)(1)(i) under the Securities Act prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the

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Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered ADSs and the Offered Shares as in the joint opinion of counsel for the Underwriters, counsel for the Company and counsel for the Selling Shareholders a prospectus relating to the Offered ADSs and the Offered Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales or placements of the Offered ADSs or the Offered Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Selling Shareholders, the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d) Notice to the Representatives. The Company will advise the Representatives and the Selling Shareholders promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement or, during the Prospectus Delivery Period, the F-6 Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or, during the Prospectus Delivery Period, the F-6 Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or, during the Prospectus Delivery Period, the F-6 Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered ADSs or the Common Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Offered ADSs or the Common Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

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(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters and the Selling Shareholders thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and the Selling Shareholders and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters and the Selling Shareholders thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters, to the Selling Shareholders and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Compliance. The Company will endeavor qualify the Offered ADSs and the Common Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offered ADSs and the Common Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders, including the Depositary and the holders of ADSs, and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 90 days after the date of this Agreement, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or

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warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of its share capital, including in the form of ADSs, or any securities convertible into or exercisable or exchangeable for any shares of its share capital, including in the form of ADSs, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of its share capital, including in the form of ADSs, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any shares of its share capital, including in the form of ADSs, or such other securities, in cash or otherwise, without the prior written consent of the Representatives. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing restrictions shall not apply to the issuance by the Company of (A) options pursuant to existing management and/or employee option plans of which the Underwriters have been advised in writing prior to the date hereof and (B) common shares, without par value, of the Company upon the exercise of an option issued pursuant to such management and/or employee option plan or any other option, warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing.

(i) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered ADSs or the Common Shares, except for stabilization activities to be carried out pursuant to the Stabilization Agreement.

(j) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

6. Further Agreements of the Selling Shareholders. Each of the Selling Shareholders covenants and agrees, severally and not jointly, with each Underwriter that:

(a) Clear Market. For a period of 90 days after the date of this Agreement, such Selling Shareholder will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s share capital, including in the form of ADSs or any securities convertible into or exercisable or exchangeable for any shares of the Company’s share capital, including in the form of ADSs or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of the Company’s share capital, including in the form of ADSs, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any shares of the Company’s share capital, including in the form of ADSs or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of the Company’s share capital, including in the form of ADSs or any security convertible into or exercisable or exchangeable for any shares of the Company’s share capital, including in the form of ADSs without the prior written consent

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of the Representatives, other than the Offered ADS or Common Shares to be sold by such Selling Shareholder hereunder or under the Brazilian Underwriting Agreement. Notwithstanding the foregoing, such Selling Shareholder may transfer any ADSs or shares of the Company’s share capital (i) as bona fide gifts, provided that prior to any such transfer the recipient thereof agrees in writing with the Representatives to be bound by the terms of this Section, (ii) as dispositions to any trust for the direct or indirect benefit of such Selling Shareholder and/or, if applicable, the immediate family of such Selling Shareholder, provided that prior to any such transfer such trust agrees in writing with the Representatives to be bound by the terms of this Section, or (iii) to any of its affiliates (as such term is defined in Rule 405 under Securities Act), provided that prior to any such transfer the recipient thereof agrees in writing with the Representatives to be bound by the terms of this Section. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. Notwithstanding the foregoing, each Selling Shareholder may enter into and perform its obligations, if any, under the Stabilization Agreement.

(b) Tax Form. It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of U.S. federal income tax law with respect to the transactions herein contemplated.

(c) No Stabilization. It will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered ADSs or the Common Shares (except in connection with the Stabilization Agreement).

7. Certain Representations and Agreements of the Underwriters. Each Underwriter, severally and not jointly, hereby represents and agrees with the Company and each of the Selling Shareholders that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 (other than a free writing prospectus permitted under clause (b)).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Offered ADSs or the Offered Shares unless such terms have previously been included in a free writing prospectus filed with the

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Commission; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

(d) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Optional ADSs on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company and each of the Selling Shareholders of their respective covenants and other obligations hereunder and under the Brazilian Underwriting Agreement and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholders contained herein and in the Brazilian Underwriting Agreement shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each of the Selling Shareholders made in any certificates delivered pursuant to this Agreement and the Brazilian Underwriting Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

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(d) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered ADSs or Offered Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (A) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (C) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte Touche Tohmatsu Auditores Independentes shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Opinion and 10b-5 Statement of U.S. Counsel for the Company and the Brazilian Selling Shareholders. The Company shall have requested and caused Shearman & Sterling LLP, U.S. counsel to the Company and the Brazilian Selling Shareholders, to furnish to the Representatives its opinion and negative assurance statement, each dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, to the effect set forth in Annexes C-1 and C-2 hereto;

(h) Opinion and 10b-5 Statement of General Counsel for the Company. The Company shall have requested and caused Flávio Rímoli, Senior Vice President and General Counsel to the Company, to furnish to the Representatives its opinion and negative assurance statement, each dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, to the effect set forth in Annexes D-1 and D-2 hereto;

(i) Opinion of Counsel for the Selling Shareholders. The Selling Shareholders shall have requested and caused (as applicable) Mariane Sardenberg Sussekind, Legal Counsel for

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BNDES Participações S.A.—BNDESPAR, Mattheus Corredato Rossi, Legal Counsel for Caixa Previdência dos Funcionários do Banco do Brasil—PREVI, Tarcisio Luiz Fontenele, Legal Counsel for Fundação SISTEL de Seguridade Social, Hogan & Hartson LLP, U.S. counsel for European Aeronautic Defence and Space Company EADS France and Dassault Aviation S.A., Hogan & Hartson MNP, French counsel for European Aeronautic Defence and Space Company EADS France and Dassault Aviation S.A., Pinheiro Neto Advogados, Brazilian counsel for European Aeronautic Defence and Space Company EADS France and Dassault Aviation S.A., in-house counsel for European Aeronautic Defence and Space Company EADS France, and in-house counsel for Dassault Aviation S.A., to furnish to the Representatives their opinions, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, to the effect set forth in Annexes E-1 through E-8, respectively, hereto;

(j) Opinion of Counsel for the Depositary. The Company shall have requested and caused Ziegler, Ziegler & Associates, LLP, U.S. counsel to the Depositary, to furnish to the Representatives its opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, to the effect set forth in Annex F hereto;

(k) Opinion and 10b-5 Statement of Brazilian Counsel for the Underwriters. The Representatives shall have received from Mattos Filho Veiga Filho Marrey Jr. e Quiroga Advogados, Brazilian counsel to the Underwriters, such opinion and negative assurance statement, each dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters to the effect set forth in Annexes G-1 and G-2 hereto.

(l) Opinion and 10b-5 Statement of U.S. Counsel for the Underwriters. The Representatives shall have received from Simpson Thacher & Bartlett LLP, U.S. counsel to the Underwriters, such opinion and negative assurance statement, each dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, with respect to the sale of the Offered ADSs, the Registration Statement, Time of Sale Information and the Prospectus (as amended or supplemented at the Closing Date or the Additional Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(m) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the offer or sale of the Offered ADSs or the Common Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Offered ADSs or the Common Shares.

(n) CFO Certificate. The Representatives shall have received on the date of this Agreement and on the Closing Date from the chief financial officer of the Company a certificate in form satisfactory to the Representatives covering the preliminary 2006 U.S. GAAP financial statements of the Company.

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(o) Exchange Listing. (i) The listing of the Offered ADSs on The New York Stock Exchange shall be in full force and effect and (ii) the listing of the Offered Shares on the Brazilian Stock Exchange shall be in full force and effect.

(p) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and the Selling Shareholders, executive officers and directors of the Company relating to sales and certain other dispositions of common shares, without par value, of the Company or certain other securities, delivered to the Representatives on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(q) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representatives such further certificates (including incumbency certificates) and documents as the Representatives may reasonably request in connection with this Agreement.

(r) Closing of the Brazilian Offering. The closing of the purchase of the Offered Shares under the Brazilian Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

(s) Approvals. The Company shall have received the approvals referred to in Sections 3(s)(i), (ii) and (iii) hereof.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to (A) any Selling Shareholder Information

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or (B) any Underwriter furnished to the Company in writing by such Underwriter through the Representatives, expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of the Underwriters by the Selling Shareholders. Each of the Selling Shareholders severally and not jointly in proportion to the number of Offered ADSs to be sold by such Selling Shareholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to the Selling Shareholder Information relating to such Selling Shareholder or any other information furnished to the Company or the Representatives in writing by or on behalf of such Selling Shareholder expressly for use in any Issuer Free Writing Prospectus; provided, however, that the liability of such Selling Shareholder pursuant to this paragraph shall not exceed the gross proceeds after underwriting commissions, discounts and fees, but before expenses, received by such Selling Shareholder from its respective sale of Offered ADSs and Offered Shares pursuant to this Agreement and the Brazilian Underwriting Agreement.

(c) Indemnification of the Company and the Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Shareholders to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the 9th paragraph under the caption “Underwriting” and the information contained in the 19th paragraph under the caption “Underwriting.”

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the

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Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel (including local counsel), but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of counsel (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholders shall be designated in writing by the Selling Shareholders. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities

31

(i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person, on the one hand, and the Indemnified Person, on the other, from the offering of the Offered ADSs and Offered Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Person, on the one hand, and the Indemnified Person, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Shareholders from the sale of the Offered ADSs and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Offered ADSs. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall (i) apply only with reference to the Selling Shareholder Information relating to such Selling Shareholder or any other information furnished Selling Shareholder in writing by or on behalf of such Selling Shareholder expressly for use in any Issuer Free Writing Prospectus and (ii) be limited to an amount equal to the gross proceeds after underwriting commissions, discounts and fees, but before expenses, received by such Selling Shareholder from the sale of the Offered ADSs and Offered Share; by such Selling Shareholder pursuant to this Agreement and the Brazilian Underwriting Agreement less any indemnity payments made by such Selling Shareholder pursuant to Section 9(b).

(f) Limitation on Liability. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Selling Shareholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

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(g) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties.

11. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Optional ADSs, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Brazilian Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) any stop order is issued by the Brazilian Securities Commission with respect to the Global Offering or trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by (A) federal or New York State authorities or (B) Brazilian federal or state authorities, respectively; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered ADSs or the Offered Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

12. Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Offered ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered ADSs by other persons satisfactory to the Company and the Selling Shareholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered ADSs, then the Company and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered ADSs on such terms. If other persons become obligated or agree to purchase the Offered ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Shareholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Shareholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 12, purchases Offered ADSs that a defaulting Underwriter agreed but failed to purchase.

33

(b) If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-tenth of the aggregate number of Offered ADSs to be purchased on such date, then the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Offered ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Offered ADSs that such Underwriter agreed to purchase on such date) of the Offered ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of Offered ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-tenth of the aggregate amount of Offered ADSs to be purchased on such date, or if the Company and the Selling Shareholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Offered ADSs on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company and the Selling Shareholders, except that (i) the Company and the Selling Shareholders will continue to be liable for the payment of expenses as set forth in Section 13 hereof, (ii) the Selling Shareholders shall reimburse the Underwriters for any out-of-pocket expenses incurred by the Underwriters or their affiliates in connections with the Global Offering, which reimbursement shall be in accordance with the fee letter dated January 30, 2007 (the “Fee Letter”) among affiliates of the Representatives and the Selling Shareholders (or certain of their affiliates), and (iii) the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholders or any non-defaulting Underwriter for damages caused by its default.

13. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of the Company’s obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered ADSs and the Common Shares and the ADRs; (ii) the fees and expenses of the Company’s independent accountants; (iii) the cost of preparing share certificates and ADRs; (iv) the costs and charges of any transfer agent and any registrar, including the Registrar, and the Depositary; (v) all expenses incurred by the Company in connection with trans-continental travel by its officers to attend any “road show” presentation to potential investors; and (vi) all expenses and fees related to the listing of the Offered ADSs on the Exchange and the Common Shares on the Brazilian Stock Exchange (except as provided in (c)(vi) below).

34

(b) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, each of the Selling Shareholders, severally and not jointly, will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the fees and expenses of such Selling Shareholder’s counsel (other than Shearman & Sterling LLP) and such Selling Shareholder’s Authorized Agent (as defined below); and (ii) all expenses incurred by such Selling Shareholder in connection with traveling to the United States for the pricing of the Global Offering.

(c) Subject to the terms of the Fee Letter, the Underwriters will pay or cause to be paid (i) the fees and expenses of their U.S. and Brazilian counsel and that of Shearman & Sterling LLP, counsel to the Company; (ii) travel and related expenses incurred by the Representatives and the Company in connection with “road show” presentations to potential investors (except for those expenses covered by paragraph (a)(v) above); (iii) registration fees relating to the Global Offering required to be paid to the U.S. Securities and Exchange Commission and the Brazilian Securities Commission; (iv) costs incident to printing and distributing the Preliminary Prospects and the Prospectus; (v) fees relating to the Global Offering payable to CBLC and ANBID; and (vi) initial supplemental listing fees relating to the listing of the Offered ADSs on the Exchange and the Common Shares on the Brazilian Stock Exchange.

(d) If (i) this Agreement is terminated pursuant to Section 11, (ii) the Selling Shareholders for any reason fail to tender the Underlying Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Offered ADSs for any reason permitted under this Agreement, the Selling Shareholders agree to reimburse the Underwriters for all their out-of-pocket costs and expenses (including the documented fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby, which reimbursement shall be subject to and in accordance with the Fee Letter.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered ADSs and Offered Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholders or the Underwriters.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the

35

Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act; and (e) the term “Brazilian Selling Shareholders” means the Selling Shareholders organized under the laws of Brazil.

17. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (212) 622-8358); Attention: Equity Syndicate Desk, and c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, 4 World Financial Center, 5th Floor, New York, NY 10080 (fax: (212) 449-2785); Attention: Juan Vogeles. Notices to the Company shall be given to it at Embraer-Empresa Brasileira de Aeronáutica S.A., Avenida Brigadeiro Faria Lima, 2.170, 12.227-901 São José dos Campos, S.P., Brazil, (fax: (55-12) 3922-6070), Attention: Anna Cecilia Bettencourt. Notices to the Selling Shareholders shall be given to BNDES Participações S.A.—BNDESPAR, Av. República do Chile, 100, 20031-917 Rio de Janeiro, R.J., Brazil, (fax: (55-21) 2240-7392), Attention: Superintendente da Área de Mercado de Capitais; Caixa Previdência dos Funcionários do Banco do Brasil—PREVI, Praia de Botafogo, 501-4th Floor 22.250-040 Rio de Janeiro, R.J., Brazil, (fax: (55-21) 3870-1011), Attention: José Reinaldo Magelhães; Fundação SISTEL de Seguridade Social, SEPS/EQ. 702/902 – Conjunto B – Bloco A, 70,390-025 Brasília, D.F., Brazil, (fax: (55-61) 3322-3904), Attention: Carlos Alberto Moreira; European Aeronautic Defence and Space Company EADS France, 37, Boulevard de Montmorency, 75781 – Paris Cedex 16, France, (fax: (33-1) 4224-2372), Attention: Peter Kleinschmidt; and Dassault Aviation S.A., 78, quai Marcel Dassault, Cedex 300, 92552 Saint-Cloud, France, (fax : (33-1) 47-11-87-39), Attention: Henri-Michel Siraga.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Jurisdiction. The Company and the Selling Shareholders severally and not jointly, agree that any suit, action or proceeding against the Company or the Selling Shareholders severally and not jointly, brought by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any

36

U.S. federal or state court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company and each of the Selling Shareholders (other than BNDES Participações S.A.—BNDESPAR) has appointed National Registered Agent, Inc., at its offices located at 875 Avenue of the Americas, Suite 501, New York, New York 10001, USA, and BNDES Participações S.A.—BNDESPAR has appointed CT Corporation System, at its offices located at 111 Eighth Avenue, New York, New York 10001, USA, their respective authorized agents (each, as “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any U.S. federal or state court in New York City, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Such appointment shall be irrevocable. The Company and each Selling Shareholder hereby represent and warrant that each of their respective Authorized Agents has accepted such appointment and has agreed to act as said agent for service of process, and the Company and each Selling Shareholder agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Company’s or a Selling Shareholder’s Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or such Selling Shareholder. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in any court of competent jurisdiction in Brazil. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

(f) Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “US$,” is of the essence. To the fullest extent permitted by law, the obligation of the Company or any Selling Shareholder in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company or such Selling Shareholder will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company or any Selling Shareholder not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

(g) Waiver of Immunity. To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit

37

or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company and such Selling Shareholder hereby irrevocably waive and agree not to plead or claim such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(h) Taxes. (i) All payments to be made by the Company and the Selling Shareholders to the Underwriters under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts by Brazil or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”). If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company and the Selling Shareholders, as applicable will pay an additional amount (“Additional Amount”) so that the full amount of such payment is received by the Underwriters; provided, however, that such Additional Amount will not be paid on account of (including any combination of) (A) Taxes which would not have been imposed but for the existence of any present or former connection between any of the Underwriters and the jurisdiction of or in Brazil imposing such taxes, including such Underwriter having been a resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein (other than a connection arising solely from the mere receipt of payments under this Agreement), or (B) any Taxes imposed or withheld by reason of the failure by the Underwriters to comply with a request of the payer addressed to the Underwriters to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Underwriters, which is required by a statute, treaty, regulation or administrative practice of the jurisdiction imposing such Taxes as a precondition to exemption from all or part of such Taxes.

(ii) Notwithstanding anything herein to the contrary, the Underwriters shall be responsible for the payment of (A) any income taxes imposed on them by any applicable taxing authority in connection with the sale of the Offered ADSs pursuant to this Agreement, including, without limitation, withholding income taxes imposed on them as the primary tax obligor (as a contribuinte) by any Brazilian tax authority and (B) ISS service taxes relating to the underwriting discount and commissions in connection with the Offered ADSs sold by the Brazilian Selling Shareholders pursuant to this Agreement.

(i) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the several Underwriters listed in Schedule I hereto.

By
Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

For itself and on behalf of the several Underwriters listed in Schedule I hereto.

By
Authorized Signatory

Accepted:

EMBRAER—EMPRESA BRASILEIRA DE AERONÁUTICA S.A.

By:
Name:	Antonio Luiz Pizarro Manso
Title:	Executive Corporate Vice-President and Chief Financial Officer

By:
Name:
Title:

WITNESSES:

Name:

Name:

BNDES PARTICIPAÇÕES S.A.—BNDESPAR

By:
Name:	Eduardo Rath Fingerl
Title:	Attorney-in-Fact

CAIXA DE PREVIDÊNCIA DOS FUNCIONARIOS DO BANCO DO BRASIL—PREVI

By:
Name:	José Reinaldo Magalhães
Title:	Chief Investment Officer

FUNDAÇÃO SISTEL DE SEGURIDADE SOCIAL

By:
Name:	Wilson Carlos Duarte Delfino
Title:	Diretor Presidente

EUROPEAN AERONAUTIC DEFENCE AND SPACE COMPANY EADS FRANCE

By:
Name:	Boris L. Zaïtra
Title:	Attorney-in-Fact

DASSAULT AVIATION S.A.

By:
Name:	Loïk Segalen
Title:	Attorney-in-Fact

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this      day of February 2007, before me, a notary public within and for said county, personally appeared                         , to me personally known who being duly sworn, did say that he is an Authorized Signatory of J.P. MORGAN SECURITIES INC., one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this      day of February 2007, before me, a notary public within and for said county, personally appeared                         , to me personally known who being duly sworn, did say that he is an Authorized Signatory of MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this      day of February 2007, before me, a notary public within and for said county, personally appeared Antonio Luiz Pizarro Manso and                     , to me personally known who being duly sworn, did say that they are the Executive Corporate Vice-President and Chief Financial Officer and                      of EMBRAER-EMPRESA BRASILEIRA DE AERONÁUTICA S.A., one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this      day of February 2007, before me, a notary public within and for said county, personally appeared Eduardo Rath Fingerl, to me personally known who being duly sworn, did say that he is the Attorney-in-Fact of BNDES PARTICIPAÇÕES S.A. – BNDESPAR, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this      day of February 2007, before me, a notary public within and for said county, personally appeared José Reinaldo Magalhães, to me personally known who being duly sworn, did say that he is the Chief Investment Officer of CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL–PREVI, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this      day of February 2007, before me, a notary public within and for said county, personally appeared Wilson Carlos Duarte Delfino, to me personally known who being duly sworn, did say that he is the Diretor Presidente of FUNDAÇÃO SISTEL DE SEGURIDADE SOCIAL, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this      day of February 2007, before me, a notary public within and for said county, personally appeared Boris L. Zaïtra, to me personally known who being duly sworn, did say that he is the Attorney-in-Fact of EUROPEAN AERONAUTIC DEFENCE AND SPACE COMPANY EADS FRANCE, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this      day of February 2007, before me, a notary public within and for said county, personally appeared Loïk Segalen, to me personally known who being duly sworn, did say that he is the Attorney-in-Fact of DASSAULT AVIATION S.A., one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

SCHEDULE I

Underwriter	Number of Firm ADSs to be sold
J.P. Morgan Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated UBS Securities LLC

Total

Schedule I

SCHEDULE II

Selling Shareholder:	Number of Firm ADSs:	Number of Optional ADSs:
BNDES Participações S.A. – BNDESPAR

Caixa Previdência dos Funcionários do Banco do Brasil – PREVI

Fundação SISTEL de Seguridade Social

European Aeronautic Defence and Space Company EADS France

Dassault Aviation S.A.

Schedule II

ANNEX A

Free Writing Prospectuses

1.	[Pricing Term Sheet]

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ANNEX B

Form of Pricing Term Sheet

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Embraer-Empresa Brasileira de Aeronáutica S.A.

Common Shares (Including Common Shares in

the form of American Depository Shares)

Issuer:	Embraer
Symbols:	ERJ (NYSE)/EMBR3 (BOVESPA)
ADSs/Common Shares offered:	ADSs and Common Shares (excluding option to purchase additional Common Shares, which may be in the form of ADSs)
Price to public:	US$ per ADS and R$ per Common Share
Net proceeds to Selling Shareholders:	US$ (excluding option to purchase up to additional Common Shares, which may be in the form of ADSs)
Closing date:	February , 2007

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus relating to registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send to you the prospectus if you request it by calling toll-free 1-866-430-0686.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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ANNEX C-1

Form of Opinion of Shearman & Sterling LLP

February [    ], 2007

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

and the other

several Underwriters listed

in Schedule I to the Underwriting Agreement referred to below

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

and

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Embraer-Empresa Brasileira de Aeronáutica S.A.

Offering of [    ] Common Shares, including

Common Shares in Form of American Depositary Shares

Ladies and Gentlemen:

We have acted as New York counsel to Embraer-Empresa Brasileira de Aeronáutica S.A. (the “Company”), a corporation (sociedade por ações) incorporated under the laws of the Federative Republic of Brazil, BNDES Participações S.A. – BNDESPAR, Fundação SISTEL de Seguridade Social and Caixa de Previdência dos Funcionários do Banco do Brasil – PREVI (the “Brazilian Selling Shareholders”) in connection with (i) the sale by the Brazilian Selling Shareholders of an aggregate of [    ] American Depositary Shares (the “ADSs”), each such ADS representing four ações ordinárias, without par value (the “Common Shares”), pursuant to an International Underwriting Agreement dated February [    ], 2007 (the “Underwriting Agreement”) among you, the Company and the Brazilian Selling Shareholders and the other parties named therein, and (ii) the facilitation of the placement of Common Shares outside Brazil under a Brazilian Underwriting Agreement dated February [    ], 2007 among the Company, the Brazilian Selling Shareholders, Banco J.P.Morgan S.A. and Banco Merrill Lynch de Investimentos S.A. and the other parties named therein. This opinion is being furnished to you pursuant to Section 8(g) of the Underwriting Agreement. Unless otherwise defined herein, capitalized terms used in the Underwriting Agreement are used herein as therein defined.

In that connection, we have reviewed originals or copies of the following documents:

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(a)	the Underwriting Agreement; and

(b)	the Amended and Restated Deposit Agreement, dated as of April 4, 2006, among the Company, JPMorgan Chase Bank N.A. and the owners and beneficial holders from time to time of American depositary receipts (“ADRs”) issued thereunder (the “Deposit Agreement”).

We have also reviewed the following:

(i)	the Registration Statement (File No 333-139521) on Form F-3 as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on December 22, 2007, covering the registration of the Common Shares, including Common Shares in form of ADSs under the Securities Act (the “Registration Statement”);

(ii)	the preliminary prospectus supplement relating to the offering of the Common Shares and the ADSs, dated January [ ], 2007, as filed with the Commission on January [ ], 2007, which is, together with the number of ADSs and Common Shares and the offering prices set forth on the cover of the Prospectus (as defined below), referred to as the “Time of Sale Information”;

(iii)	and the final prospectus dated February [ ], 2007, in the form in which it was filed pursuant to Rule 424(b) under the Securities Act, being hereinafter referred to as the “Prospectus”);

(iv)	a specimen ADR certificate; and

(v)	the originals or copies of such other corporate records of the Company and the Selling Shareholders, certificates of officers or the Company and the Selling Shareholders and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below.

In addition, we have reviewed the agreements listed in Schedule A (the “Applicable Agreements”), which have been certified to us by the Company as its only material financing agreements governed by New York law.

Today, we confirmed with the Staff of the Commission that the Registration Statement became effective upon filing and that the F-6 Registration Statement became effective under the Securities Act on April [    ], 2006. In addition, today, a member of the Staff of the Commission advised us orally that there was no stop order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement. To our knowledge, since this last conversation no stop order suspending the effectiveness of the either Registration Statement or the F-6 Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

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For purposes of the opinions set forth below, we have assumed:

(a) the genuineness of all signatures;

(b) the authenticity of the originals of the documents submitted to us;

(c) the conformity to authentic originals of any documents submitted to us as copies;

(d) as to matters of fact, the truthfulness of the representations made in the Underwriting Agreement and the Deposit Agreement and in certificates of public officials and officers of the Company and the Selling Shareholders;

(e) that:

(i) each of the Company and each Selling Shareholder is an entity duly organized and validly existing under the laws of its organization;

(ii) each of the Company and each Selling Shareholder has full power to execute, deliver and perform, and has duly executed and delivered the Underwriting Agreement and the Deposit Agreement (except to the extent that such execution and delivery are governed by Generally Applicable Law);

(iii) the execution, delivery and performance by the Company and the Selling Shareholders of the Underwriting Agreement and the Deposit Agreement and the consummation of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement have been duly authorized by all necessary action (corporate or otherwise) and do not:

(A) contravene their estatuto social (bylaws) or other organizational documents;

(B) except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to them; or

(C) except with regard to the Applicable Agreements, result in any conflict with or breach of any agreement or document binding on them of which any addressee hereof has knowledge, has received notice or has reason to know; and

(iv) except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on them of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company and the Selling

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Shareholders of the Underwriting Agreement and the Deposit Agreement or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including, the each case, the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the (i) persons engaged in the transactions of the type evidenced by the Underwriting Agreement and the Deposit Agreement, (ii) transactions of such type, or (iii) the Underwriting Agreement and the Deposit Agreement. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to such persons, such transactions or the Underwriting Agreement and the Deposit Agreement solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to any of the Underwriting Agreement and the Deposit Agreement or any of its affiliates.

Based upon the foregoing and upon such other investigation as we deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1. The Underwriting Agreement has been duly executed and delivered by the Company and each of the Selling Shareholders (to the extent such execution and delivery are governed by Generally Applicable Law).

2. Assuming that the Deposit Agreement has been duly authorized, executed and delivered by the Company under the laws of Brazil, the Deposit Agreement has been duly executed and delivered by the Company (to the extent such execution and delivery are governed by Generally Applicable Law), and, assuming due authorization, execution and delivery of the Deposit Agreement by the Depository, the Deposit Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. Assuming the consummation of the sale of the ADSs as contemplated by the terms of the Underwriting Agreement and upon due and authorized issuance by the Depository of the ADRs representing the ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, and upon payment by the Underwriters for the ADSs evidenced thereby in accordance with the provisions of the International Underwriting Agreement, the persons in whose names such ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

4. Under Generally Applicable Law, no consent, approval or authorization of, or filing with, any New York or United States federal government authority, is required for the execution and delivery by the Company or the Selling Shareholders or the performance of their respective obligations under the Underwriting Agreement, or the

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performance by the Company of its obligations under the Deposit Agreement, except for (i) the registration under the Securities Act, which has been made and remains in full force and effect, of the Offered ADSs (and the Underling Shares) and the portion of the Offered Shares sold to purchasers in the United States and elsewhere outside Brazil and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in the United States, as to which we express no opinion, in connection with the purchase and distribution of the Offered ADSs by the Underwriters and the sale of a portion of the Offered Shares to purchasers in the United States and elsewhere outside Brazil.

5. The execution, delivery and performance by the Company and the Brazilian Selling Shareholders of the Underwriting Agreement, the execution, delivery and performance by the Company of the Deposit Agreement, the consummation of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement, and the compliance with the terms and conditions of the Underwriting Agreement and Deposit Agreement, as the case may be, by the Company and the Brazilian Selling Shareholders will not (i) result in a violation of Generally Applicable Law or (ii) in the case of the Company, violate the provisions of any Applicable Agreement set forth in Schedule A hereto to which the Company is a party.

6. The Company is not required to register as an investment company under the Investment Company Act of 1940, as amended.

7. Assuming the validity of such action under the laws of Brazil, under the laws of the State of New York relating to submission of jurisdiction, the Company and each of the Selling Shareholders has, pursuant to Section 17(e), of the Underwriting Agreement, and the Company has pursuant to Section 19 of the Deposit Agreement, validly and irrevocably submitted to the personal jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, New York City in connection with any proceeding arising out of or related to the Underwriting Agreement, and the Company and each of the Selling Shareholders has validly appointed the applicable authorized agent named in Section 17(e) of the Underwriting Agreement for the purposes described therein, and the Company has validly appointed the authorized agent named in Section 19 of the Deposit Agreement for the purposes described therein.

8. Upon payment for and delivery of the Offered ADSs to be sold by the Selling Shareholders, assuming the Offered ADSs have been duly and validly issued in accordance with the terms of the Deposit Agreement, in accordance with the Underwriting Agreement, the Underwriters will acquire all of the rights of each Selling Shareholder in such Offered ADSs and will also acquire their interest in such Offered ADSs free of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York).

9. The statements in the Registration Statement, the Time of Sale Information and the Prospectus, in each case set forth under the caption “Description of American Depositary Shares”, insofar as such statements purport to summarize certain provisions of the Offered ADSs and the Deposit Agreement, fairly summarize such provisions in all material respects.

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10. The statements in the Registration Statement, the Time of Sale Information and the Prospectus, in each case set forth under the caption “Taxation – Material U.S. Federal Income Tax Considerations”, insofar as such statements constitute summaries of legal matters referred to therein and subject to the qualifications, conditions and assumptions referred to therein, fairly summarize in all material respects the legal matters referred to therein.

Our opinions above are subject to the following qualifications:

(a) We express no opinion as to (i) the enforceability of the indemnification provisions of the Deposit Agreement to the extent that enforcement thereof is contrary to public policy regarding the exculpation of criminal violations, intentional harm, acts of gross negligence or recklessness or violations of securities laws and regulations and (ii) any provision of the Deposit Agreement providing an indemnity against any loss in obtaining U.S. dollars from a court judgment in another currency.

(b) Our opinions above as to enforceability are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally (including, without limitation, all laws relating to preferences and to fraudulent transfers), and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(c) The enforceability of the Company’s obligations under the Deposit Agreement is subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(d) The enforceability of any provision in the Deposit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(e) To the extent that the Company is now an agency or instrumentality of a foreign state that is entitled to immunity from jurisdiction of any court or from legal process with respect to itself or its property, any waiver by the Company of such immunity is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976, as amended. We express no opinion as to the enforceability of any such waiver of immunity at a time in the future when the Company, to the extent that it is not now such an agency or instrumentality, shall become one.

(f) Our opinions expressed above are limited to (i) Generally Applicable Law and (ii) in the case of paragraph 6 above, the Investment Company Act of 1940, as amended, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the transactions contemplated by the Underwriting Agreement and the Deposit Agreement. This opinion letter may not be relied upon by you for any other purpose, or by any other person or entity, without our prior written consent.

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This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

Very truly yours,

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SCHEDULE A

1. Loan Agreement, dated November 9, 2001, entered into among Embraer-Empresa Brasileira de Aeronáutica S.A., The Chase Manhattan Bank, Tokyo Branch, as Lender, Chase Trust Bank (Japan), as Disbursement and Paying Agent, J.P. Morgan Securities Inc., as Sole Lead Arranger and Book Manager, and Consent to Amendment dated as of July 12, 2005, together with Waiver Letter dated May 25, 2005, amending Section 5 of the Loan Agreement.

2. Loan Agreement, dated as of August 19, 2002, between Embraer-Empresa Brasileira de Aeronáutica S.A. and Mitsui & Co., Ltd.

3. Loan Agreement, dated as of June 2, 2003, between Embraer-Empresa Brasileira de Aeronáutica S.A. and Sumitomo Mitsui Banking Corporation, as Agent and Arranger.

4. Import Finance Facility Agreement, dated as of October 7, 2004, between Embraer-Empresa Brasileira de Aeronáutica S.A. and Bayerische Hypo-und Vereinsbank.

5. Import Finance Facility Agreement, dated as of December 16, 2004, between Embraer-Empresa Brasileira de Aeronáutica S.A. and Natexis Banques Populaires.

6. Import Finance Facility Agreement, dated as of February 28, 2005, between Embraer-Empresa Brasileira de Aeronáutica S.A. and Bladex – Banco Latinoamericano de Exportaciones S.A. New York Agency.

7. Import Finance Facility Agreement, dated as of April 28, 2005, between Embraer-Empresa Brasileira de Aeronáutica S.A. and Deutsche Bank AG – New York Branch.

8. Loan Agreement, dated as of June 13, 2005, between Embraer-Empresa Brasileira de Aeronáutica S.A. and International Finance Corporation (“IFC”) and related waiver letter from IFC dated October 11, 2006.

9. Revolving Credit Agreement, dated as of August 25, 2006, among Embraer-Empresa Brasileira de Aeronáutica S.A., as Borrower and Guarantor, Embraer Finance Limited, as Borrower, Embraer Spain Holding Co., S.L., as Borrower and BNP Paribas, as Administrative Agent.

10. Trade Finance Credit Agreement, dated as of August 25, 2006, between Embraer-Empresa Brasileira de Aeronáutica S.A., as Borrower and BNP Paribas, as Administrative Agent.

11. Indenture, dated as of October 25, 2006, among Embraer Overseas Limited, as Issuer, Embraer-Empresa Brasileira de Aeronáutica S.A., as Guarantor, The Bank of New York as Trustee, and The Bank of New York Luxembourg, as Luxembourg Paying and Transfer Agent.

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ANNEX C-2

Form of 10b-5 Statement of Shearman & Sterling LLP

February [    ], 2007

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

and the other

several Underwriters listed

in Schedule I to the Underwriting Agreement referred to below

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

and

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Embraer-Empresa Brasileira de Aeronáutica S.A.

Offering of [    ] Common Shares, including

Common Shares in Form of American Depositary Shares

Ladies and Gentlemen:

We have acted as New York counsel to Embraer-Empresa Brasileira de Aeronáutica S.A. (the “Company”), a corporation (sociedade por ações) incorporated under the laws of the Federative Republic of Brazil, BNDES Participações S.A. – BNDESPAR, Fundação SISTEL de Seguridade Social and Caixa de Previdência dos Funcionários do Banco do Brasil – PREVI (the “Brazilian Selling Shareholders”) in connection with (i) the sale by the Brazilian Selling Shareholders of an aggregate of [    ] American Depositary Shares (the “ADSs”), each such ADS representing four ações ordinárias, without par value (the “Common Shares”), pursuant to an International Underwriting Agreement dated February [    ], 2007 (the “Underwriting Agreement”) among you, the Company and the Brazilian Selling Shareholders and the other parties named therein, and (ii) the facilitation of the placement of Common Shares outside Brazil under a Brazilian Underwriting Agreement dated February [    ], 2007 among the Company, the Brazilian Selling Shareholders, Banco J.P.Morgan S.A. and Banco Merrill Lynch de Investimentos S.A. and the other parties named therein. This letter is being furnished to you pursuant to Section 8(g) of the Underwriting Agreement. Unless otherwise defined herein, capitalized terms used in the Underwriting Agreement are used herein as therein defined.

In such capacity, we have examined copies of the registration statement on Form F-3 (Registration File No. 333-139521) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the

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“Commission”) on December 22, 2006, and copies of the related prospectuses (the registration statement, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, being hereinafter referred to as the “Registration Statement” and, the Registration Statement, together with Embraer’s registration statement on Form F-6 (Registration File No. 333-133162) filed with the Commission of April 10, 2006, is referred to herein as the “Registration Statements”; the Preliminary Prospectus dated January [    ], 2007, together with the number of ADSs and Common Shares and the offering prices set forth on the cover of the Prospectus (as defined below) being hereinafter referred to as the “Time of Sale Information”; and the final prospectus dated February [    ], 2007, in the form in which it was filed pursuant to Rule 424(b) under the Securities Act, being hereinafter referred to as the “Prospectus”). “Time of Sale” shall mean the time, identified to us by you, as the time of first sale to the public.

We also reviewed and participated in discussions concerning the preparation of the Registration Statements, the Time of Sale Information and the Prospectus with certain officers or employees of the Company, with its counsel and its auditors, and with your representatives. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statements, the Time of Sale Information or the Prospectus, except as set forth in paragraphs 9 and 10 of our opinion addressed to you, dated the date hereof.

Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, in our opinion, each of the Registration Statements and the Prospectus (other than the financial statements and other financial contained therein or omitted therefrom, as to which we express no opinion), appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

We further advise you that, subject to the limitations set forth in the preceding paragraph, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which gave us reason to believe that (i) the Registration Statements (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), at the time they became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), at the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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This letter is being furnished to you solely for your benefit in connection with your role as underwriters of the offering of the ADS and the Common Shares, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

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ANNEX D-1

February [•], 2007.

Form of Opinion of

Flávio Rímoli, Senior Vice President and General Counsel to the Company

To

J. P. Morgan Securities Inc.

277 Park Avenue

New York, NY 10172

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10080

and the several other Underwriters listed

in Schedule I to the Underwriting Agreement referred to below

Re.: Public Offering of Shares of Embraer – Empresa Brasileira de Aeronáutica S.A.

Ladies and Gentlemen:

1.	I am qualified to practice law in the Federative Republic of Brazil (“Brazil”) and I hold the office of Senior Vice President and General Counsel of Embraer – Empresa Brasileira de Aeronáutica S.A. (the “Company”). This opinion is issued in connection with the offer and sale (the “Offering”) of an aggregate of [•] common shares, without par value (the “Shares”), of the Company held by Caixa de Previdência dos Funcionários do Banco do Brasil – Previ, Fundação Sistel de Seguridade Social – Sistel, BNDESPAR – BNDES Participações S.A., European Aeronautic Defence and Space Company EADS France, and Dassault Aviation S.A. (the “Selling Shareholders”).

2.	This legal opinion is issued pursuant to Section 8(h) of the international underwriting agreement dated February [•], 2007 (the “International Underwriting Agreement”) among the Company, the Selling Shareholders, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters (together, the “Representatives”), in their own capacity and as representatives of the several Underwriters listed in Schedule I thereto (the “International Underwriters, and pursuant to Clause 8.1(c)(ii) of the Instrumento Particular de Contrato de Distribuição de Ações Ordinárias de Emissão da Embraer – Empresa Brasileira de Aeronáutica S.A., dated as of February [•], 2007 (the “Brazilian Underwriting Agreement”) among the Company, the Selling Shareholders, Banco J.P. Morgan S.A., Banco Merrill Lynch de Investimentos S.A. (the “Brazilian Underwriters” and, together with the International Underwriters, the “Underwriters”) and Companhia Brasileira de Liquidação e Custódia (“CBLC”), as an intervening party.

3.	Unless otherwise defined, terms and expressions used herein have the same meaning ascribed to them in the International Underwriting Agreement.

4.	In arriving at the opinions expressed below, I have examined originals or copies, certified or otherwise authenticated to my satisfaction, of the following documents:

(a)	an executed copy of the Brazilian Underwriting Agreement;

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(b)	an executed copy of the International Underwriting Agreement;

(c)	an executed copy of the Deposit Agreement;

(d)	an executed copy of the Stabilization Agreement;

(e)	the Brazilian Prospectuses, the Registration Statement, the Time of Sale Information, the Preliminary Prospectus and the Prospectus;

(f)	the by-laws (“Estatuto Social”) of the Company; and

(g)	the appointment of National Registered Agent, Inc. as the authorized agent for service of process for the Company (“Authorized Agent”).

5.	In this opinion, and unless otherwise indicated herein, the documents listed in Paragraphs 4(a) to (d) above are jointly referred to as the “Transaction Documents.”

6.	I have not made any investigation of the laws of any jurisdiction outside Brazil and this opinion is given solely in respect of the laws of Brazil, as of the date hereof, and not in respect of any other law. In particular, I have made no independent investigation of the laws of the State of New York or the Unites States of America. In relation to any matters of United States federal and New York state laws I understand that you are relying on the opinion of Simpson Thacher & Bartlett LLP, the United States counsel for the Underwriters, dated as of the date hereof and delivered pursuant to Section 8(l) of the International Underwriting Agreement and Clause 8.1(c)(iv) of the Brazilian Underwriting Agreement.

7.	In giving this opinion I have relied on the following assumptions:

(a)	all documents submitted to me as facsimile or copy or specimen documents conform to their originals;

(b)	all signatures on the Transaction Documents and on other documents submitted to us as originals, certified copies or copies are genuine;

(c)	there is no agreement or arrangement of any of the parties to the Transaction Documents which may modify, affect or supersede any of the terms thereof;

(d)	each of the parties to the Transaction Documents, other than the Company, has been duly organized and established and is validly existing as of the date of execution of the Transaction Documents;

(e)	the Transaction Documents have been validly authorized, executed and delivered by all parties thereto, other than the Company;

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(f)	each of the parties to the Transaction Documents, other than the Company, has all necessary regulatory and other approvals, exemptions, licenses and authorizations to perform its obligations under such Transaction Documents to which it is a party;

(g)	there is no provision of the law of any jurisdiction other than Brazil which has any implication in relation to the opinions expressed herein;

(h)	the Transaction Documents (each when validly executed) constitute legal, valid and binding obligations of each of the parties thereto, other than the Company, enforceable against each of the parties thereto in accordance with their terms; and

(i)	the validity and enforceability of the Transaction Documents under the laws of the State of New York and, insofar as any obligation incurred under any of the Transaction Documents is to be performed in or is otherwise subject to any jurisdiction outside Brazil, such performance will not be unlawful under the laws of that jurisdiction.

8.	Based on the foregoing and subject to the qualifications set forth below, I am of the opinion that:

(i)	The Company and its subsidiaries have been duly incorporated and are validly existing as a sociedade por ações, a sociedade limitada or corporation in good standing, if applicable, under the laws of Brazil or the laws of the jurisdiction of its incorporation or organization, as the case may be, and, to my knowledge, are duly qualified to do business and are in good standing, if applicable, as foreign corporations in each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)

The Company has authorized and issued capital stock as set forth in the Registration Statement, the Time of Sale Information and the Prospectus; all of the issued shares of capital stock of the Company (including the Common Shares being sold by the Selling Shareholders pursuant to the International Underwriting Agreement and the Brazilian Underwriting Agreement) have been duly and validly authorized and are validly issued and outstanding, fully paid and non-assessable and conform, in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; and, to our knowledge, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding securities issued by the Company or any of its subsidiaries

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convertible into or exchangeable for, or warrants, rights or options to purchase from the Company or any of its subsidiaries, or obligations of the Company or its subsidiaries to issue, any class of capital stock of the Company or any of its subsidiaries; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in each of the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(iii)	There are no preemptive or similar rights in connection with the offerings contemplated by the International Underwriting Agreement or the Brazilian Underwriting Agreement.

(iv)	The Company has full right, power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(v)	The International Underwriting Agreement and the Brazilian Underwriting Agreement have been duly authorized, executed and delivered by the Company.

(vi)	The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.

(vii)	The execution, delivery and performance by the Company of each of the Transaction Documents to which each is a party and the consummation of the transactions contemplated thereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and which is material to the Company and its subsidiaries taken as a whole, (B) result in any violation of the provisions of the Estatuto Social of the Company or (C) result in the violation of any applicable Brazilian law or statute or any judgment, order, rule or regulation of any Brazilian court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective property, except, in the case of clause (C) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(viii)	No consent, approval, authorization, order, filing, registration or qualification of or with any Brazilian court or arbitrator or governmental or regulatory authority is required to be obtained by the Company for the authorization and execution, delivery and performance of each of the Transaction Documents or the sale of the Common Shares or the Offered ADSs, to the extent Brazilian law is applicable, except for (A) approvals which have been obtained and remain in full force and effect from the Brazilian Central Bank and the Brazilian Securities Commission relating to the Deposit Agreement under Annex V to Resolution 1,289 of March 20, 1987, as amended, of the Brazilian National Monetary Council; (B) approvals which have been obtained and remain in full force and effect from the Brazilian Securities Commission relating to the offering of the Common Shares as provided for in the Transaction Documents; and (C) approvals which have been obtained and remain in full force and effect from the Brazilian Securities Commission and the Bolsa de Valores de São Paulo (the São Paulo Stock Exchange, or the “BOVESPA”) for the arrangements set forth in the Stabilization Agreement and (D) as may be required, approval from the Brazilian Central Bank for any payment abroad pursuant to Section 9 of the International Underwriting Agreement, which shall only be sought in the event Section 9 becomes applicable.

(ix)	There are no contracts, agreements or understandings between the Company and any person granting such person the rights to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person, or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(x)	The governing law provisions subjecting the International Underwriting Agreement and the Deposit Agreement to New York law are valid under Brazilian law.

(xi)	All dividends and other distributions declared and payable by the Company in respect of the Common Shares may under current Brazilian laws and regulations be paid to the Depositary in Brazilian reais that may be converted into foreign currency and freely transferred out of Brazil, as long as the investment in respect of the Common Shares is registered with the Brazilian Central Bank; and, except as set forth in the Prospectus, distributions of dividends and interest on shareholders’ equity made to holders of Common Shares or Offered ADSs are not be subject to Brazilian income, withholding or other taxes under Brazilian laws and regulations.

(xii)

Any judgment against the Company in any of the non-Brazilian courts mentioned in the International Underwriting Agreement and the Deposit Agreement arising out of or in relation to the obligations of the Company under the International

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Underwriting Agreement and the Deposit Agreement would be enforced in the courts of Brazil, without reconsideration of the merits, if previously confirmed by the Superior Court of Justice of Brazil; and confirmation would be given if such judgment (A) is for a payment of a sum certain, (B) fulfills all formalities required for its enforceability under the laws of the country where it was issued, (C) was issued by a competent court after proper service of process on the Company or after sufficient evidence of the Company’s absence has been given, as required under applicable law, (D) is not subject to appeal, (E) was authenticated by a Brazilian Consulate in the country in which it was issued and is accompanied by a sworn translation into Portuguese, and (F) is not contrary to Brazilian national sovereignty, public policy or morality.

(xiii)	The submission by the Company to the jurisdiction of the U.S. federal or state courts sitting in New York City set forth in the International Underwriting Agreement and the Deposit Agreement constitute valid and legally binding obligations of the Company, and service of process effected in the manner set forth in the International Underwriting Agreement and the Deposit Agreement, assuming validity under the laws of the State of New York, will be effective to confer valid personal jurisdiction over the Company under the laws of Brazil.

(xiv)	The International Underwriting Agreement and the Deposit Agreement are in proper legal form for enforcement against the Company in Brazil and to ensure the legality, validity, enforceability or admissibility in evidence of the International Underwriting Agreement and the Deposit Agreement in Brazil, it is not necessary that any of them be filed or recorded or enrolled with any court or authority in Brazil or that any stamp, registration or similar tax be paid in Brazil, other than court costs, including filing fees and deposits to guarantee judgment required by Brazilian law and regulations, except that (A) the signature of the parties thereto and any other document that may be deemed to be or become a part to any such agreements shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been authenticated by a Brazilian consular office and each of the Transaction Documents and any other document that may be deemed to be or become a part to any such agreements shall have been registered with the appropriate Registry of Deeds and Documents in Brazil and (B) each of the International Underwriting Agreement and the Deposit Agreement shall have been translated into Portuguese by a sworn translator.

(xv)	The International Underwriters in respect of the International Underwriting Agreement, and the Depositary and any holder of Offered ADSs in respect of the Deposit Agreement, are entitled to sue as plaintiffs in the Brazilian courts for the enforcement of their respective rights thereunder against the Company.

(xvi)	In accordance with Brazilian laws, neither the Company nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process in Brazil.

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(xvii)	Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and, to my knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

(xviii)	To my knowledge, except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries is (A) in violation of its Estatuto Social or similar organizational documents; (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any Brazilian court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective property, except, in the case of clauses (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xix)	To my knowledge, the Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (A) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (B) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xx)	To my knowledge, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to possess such rights would not reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and none of the Company or its subsidiaries have received any notice of any claim of infringement of or conflict with any such rights of others, which infringement or conflict would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(xxi)	To my knowledge, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Brazilian, U.S. or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, none of the Company, or any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(xxii)	The statements in each of the Registration Statement, the Time of Sale Information and the Prospectus under the headings “Risk Factors,” “Description of Capital Stock,” “Certain Material Tax Considerations—Material Brazilian Tax Considerations” and “Enforcement of Certain Civil Liabilities,” insofar as such statements constitute a description of matters of Brazilian law and regulation or legal conclusions with respect thereto or the provisions of documents therein described governed by or issued pursuant to Brazilian law, have been reviewed by me and fairly present the information disclosed therein in all material respects.

(xxiii)	It is not necessary under the laws of Brazil (A) to enable Depositary or the holders of the Offered ADSs or Offered Shares to enforce their rights under the Deposit Agreement or the Underwriters under the International Underwriting Agreement or (B) by reason of the execution or performance of the Transaction Documents, that any of them should be licensed, qualified or entitled to carry on business in Brazil.

9.	This opinion is subject to the following qualifications, explanations and reservations:

(i) any provisions of any of the Transaction Documents providing that any specification determination will be conclusive and binding will not be conclusive and binding if such calculation or determination is fraudulent and will not necessarily prevent judicial inquiry into the merits of any claim by an aggrieved party;

(ii) our opinion as regards the binding effect of the obligations of the Company under the Transaction Documents is subject to all limitations arising from bankruptcy, insolvency, liquidation, reorganization, and similar laws affecting creditors rights generally. Claims for salaries, wages and social security will have preference over any claims, including secured ones;

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(iii) in the event that any suit is brought against the Company in Brazil, certain court costs and deposits to guarantee judgment may be due and any plaintiff not resident in Brazil will be required to make deposits as security for process costs and for third party attorney’s fees if it does not possess any real property in Brazil, in accordance with article 835 of the Brazilian Code of Civil Procedure;

(iv) in the event that any suit is brought against the Company, service of process upon any party located or incorporated in Brazil, if made in Brazil, must be effected in accordance with Brazilian law;

(v) in order to assure the admission of the Transaction Documents before the public agencies and courts in Brazil, (a) the signatures of the parties thereto signing outside Brazil must be notarized by a notary public licensed as such under the laws of the place of signing and the signature of such notary public should be authenticated by the Brazilian Diplomatic Office having jurisdiction over the place of execution; (b) the document must be translated into Portuguese by a sworn translator in Brazil; and (c) the document and its sworn translation must be registered with the appropriate Registry of Deeds and Documents in Brazil;

(vi) any documents in a foreign language (including without limitation documents relating to any foreign judgment) to be admitted in Brazilian courts or any other Brazilian public authority will have to be translated into the Portuguese language by a sworn translator;

(vii) any judgment obtained against the Company in the courts of Brazil in respect of any sum payable to a party under any of the Transaction Documents will be expressed in the Brazilian currency equivalent to the amount payable in the currency designated in the Transaction Documents, converted at the commercial exchange rate of the date on which such judgment is obtained;

(viii) after the consummation of the transactions contemplated by the International Underwriting Agreement and the Brazilian Underwriting Agreement, performance under and compliance with the Deposit Agreement may require from time to time, that the Company, the Depositary or the Custodian, as the case may be, apply for and obtain certain consents, approvals, authorizations, orders, registrations and qualifications of or with Brazilian governmental or regulatory authorities, which have not been obtained and are not obtainable as of the date hereof, as provided in the Deposit Agreement;

(ix) notwithstanding the fact that International Underwriting Agreement is expressed to be governed by New York State law, such law will only be recognized and enforced in Brazil if such enforcement would not violate Brazilian national sovereignty, public policy or morality. Except as otherwise disclosed in this opinion, we have no reason to believe that the International Underwriting Agreement is against Brazilian national sovereignty, public policy or morality.

(x) we express no opinion as to the enforceability of (a) Section 9(a) and (b) of the International Underwriting Agreement, providing for indemnification by certain parties for losses, damages and liabilities incurred by the International Underwriters, (b) Section 9(e) of the International Underwriting Agreement providing for contribution by the parties to certain losses, claims, damages and liabilities incurred by other parties to the International Underwriting

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Agreement, and (c) of Section 17(f) of the International Underwriting Agreement in respect to indemnification by one party thereto against any loss in obtaining the currency due to such party under such agreement from a court judgment in another currency;

(xi) pursuant to Clause 63 of the Company’s By-Laws any disputes arising under (a) its Estatuto Social, (b) the Brazilian corporate laws, (c) regulations issued by the Brazilian National Monetary Council, the Brazilian Central Bank and the Brazilian Securities Commission, (d) regulations issued by the BOVESPA, including but not limited to the rules of the Regulamento do Novo Mercado, and (e) other regulations applicable to the capital markets, must be resolved through arbitral proceedings to be conducted in accordance with the rules of the Câmara de Arbitragem do Mercado under the auspices of the BOVESPA;

(xii) under Brazilian law, injunctive relief is in the discretion of courts, and may not necessarily be granted;

(xiii) under Brazilian law, a person may not properly waive or be deprived of the right to submit a claim to the judiciary system or be deprived of its property without due process; therefore, any waivers by the Company with respect to its respective rights and any waivers to assert a claim against the Underwriters may not be enforced by a Brazilian court;

(xiv) The appointment of the Authorized Agent by the Company, upon which process may be served in any suit, action or proceeding before any U.S. federal or state court in the City of New York is valid through [date]. The appointment of the Authorized Agent by the Company must be formally and expressly extended by the Company in accordance with its Estatuto Social in order for such appointment to remain valid beyond the initial term of appointment; and

(xv) in rendering the opinions set forth herein, we note that any conclusion on any particular issue is not a guarantee or prediction of what a court would hold but, rather, sets forth our conclusions as to what would or should be the proper result for a court to reach in a properly presented and decided case in which the facts and assumptions relied on herein are established.

10. This opinion is addressed to you solely for your own use and may not be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without my express written consent, except that the Depositary may rely upon this opinion letter as though it were addressed to the Depositary subject to the assumptions, qualifications, limitations and exceptions contained herein.

11. This opinion is limited to the matters and transactions expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter or transaction in connection with the Transaction Documents or the transactions or documents referred to therein.

12. This opinion letter speaks only as of the date hereof. I expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, you should seek advice of counsel as to the proper application of this opinion letter at such time.

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13. This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

Sincerely yours,

Flávio Rímoli

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ANNEX D-2

February [•], 2007.

Form of 10b-5 Statement of

Flávio Rímoli, Senior Vice President and General Counsel to the Company

To

J. P. Morgan Securities Inc.

277 Park Avenue

New York, NY 10172

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10080

and the several other Underwriters listed

in Schedule I to the International Underwriting Agreement referred to below

Re:	Embraer – Empresa Brasileira de Aeronáutica S.A.

Ladies and Gentlemen:

I am qualified to practice law in the Federative Republic of Brazil (“Brazil”) I hold the office of Senior Vice President and General Counsel of Embraer – Empresa Brasileira de Aeronáutica S.A. (the “Company”). This opinion is issued in connection with the offer and sale (the “Offering”) of an aggregate of [•] common shares, without par value (the “Shares”), of the Company held by Caixa de Previdência dos Funcionários do Banco do Brasil – Previ, Fundação Sistel de Seguridade Social – Sistel, BNDESPAR – BNDES Participações S.A., European Aeronautic Defence and Space Company EADS France, and Dassault Aviation S.A. (the “Selling Shareholders”).

This letter is issued pursuant to Section 8(h) of the international underwriting agreement dated February [•], 2007 (the “International Underwriting Agreement”) among the Company, the Selling Shareholders, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters (together, the “Representatives”), in their own capacity and as representatives of the several Underwriters listed in Schedule I thereto (the “International Underwriters, and pursuant to Clause 8.1(c)(ii) of the Instrumento Particular de Contrato de Distribuição de Ações Ordinárias de Emissão da Embraer – Empresa Brasileira de Aeronáutica S.A., dated as of February [•], 2007 (the “Brazilian Underwriting Agreement”) among the Company, the Selling Shareholders, Banco J.P. Morgan S.A., Banco Merrill Lynch de Investimentos S.A. (the “Brazilian Underwriters” and, together with the International Underwriters, the “Underwriters”) and Companhia Brasileira de Liquidação e Custódia (“CBLC”), as an intervening party. Capitalized terms used in this letter have the meaning ascribed to them in the International Underwriting Agreement if not otherwise defined herein.

I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information, the Prospectus and the Final Brazilian Prospectus and any amendment or supplement thereto, and I make no representation that I have independently verified the accuracy, completeness or fairness of the statements related to factual matters or financial, accounting or operational information.

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In connection with, and under the circumstances applicable to, the offering I have participated in conferences with representatives of the Company, the Selling Shareholders, the Company’s registered independent accounting firm, the Company’s United States counsel, the Selling Shareholders’ United States counsel and with representatives of the Underwriters and their United States counsel, at which conferences the contents of each of the Registration Statement, the Time of Sale Information, the Prospectus and the Final Brazilian Prospectus and any amendment and supplement thereto and related matters were discussed and, although I assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information, the Prospectus and the Final Brazilian Prospectus and any amendment or supplement thereto, nothing has come to my attention that causes me to believe that (a) the Registration Statement at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, (b) the Time of Sale Information (including the documents incorporated by reference therein) at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (c) the Prospectus (including the documents incorporated by reference therein) as of its date contained, or as of the date hereof contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (d) the Final Brazilian Prospectus as of its date contained, or as of the date hereof contains, any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in each case, for the financial statements and other financial data contained in, incorporated by reference in or omitted from the Registration Statement, the Time of Sale Information, the Prospectus or the Final Brazilian Prospectus, as to which I express no belief.

This letter is given solely for the purposes of this Offering and for your information to whom it is addressed and your legal advisors and may not be transmitted to any other person, whether natural person, legal entity or government body, nor is it to be relied upon by anyone else or for any other purpose other than as stated herein or quoted or referred to in any public document or any other way made public, or filed with anyone without my express written consent. I expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any legal developments or factual matters that may occur after the date of this letter even though such development, circumstance or change may affect the views expressed in this letter.

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This letter will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

Sincerely yours,

Flávio Rímoli

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ANNEX E-1

Form of Opinion of Legal Counsel to BNDESPAR

Rio de Janeiro, February [...], 2007.

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

and the other several Underwriters

listed on Schedule I to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

and

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

I am the Legal Counsel of BNDES Participações S.A. – BNDESPAR (“BNDESPAR”), a corporation organized under the laws of the Federative Republic of Brazil, and have acted as Brazilian counsel to BNDESPAR in connection with the public offering and sale by certain Selling Shareholders identified in the Underwriting Agreement specified below, including BNDESPAR (collectively, the “Selling Shareholders”), of an aggregate of XX American Depositary Shares, each representing four common shares of EMBRAER – Empresa Brasileira de Aeronáutica S.A. (“Embraer”), pursuant to the International Underwriting Agreement (the “Underwriting Agreement”) dated February XX, 2007 among Embraer, the Selling Shareholders and the several underwriters named in Schedule I thereto.

This opinion is being delivered pursuant to Section 8(i) of the Underwriting Agreement. Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

In giving this opinion, I have examined and/or relied upon copies of the following documents:

(a) a certified copy of BNDESPAR´s estatutos sociais (bylaws); and

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(b) such other documents, stock transfer books and registers, corporate records and certificates of BNDESPAR as I may have considered necessary or appropriate to examine in order to give this opinion.

For the purpose of this opinion, I have assumed:

(a) the genuineness of all signatures;

(b) the conformity to originals of all documents supplied to me as copies and the authenticity of the originals of such copies;

(c) that the execution, delivery and performance of the Underwriting Agreement and the Brazilian Underwriting Agreement have been duly approved and authorized and/or ratified by all necessary corporate and other action by each of the parties thereto other than BNDESPAR;

(d) that each of the parties to the Underwriting Agreement and the Brazilian Underwriting Agreement, other than BNDESPAR, (i) has been duly organized and established and is validly existing at the date of execution of such documents and (ii) has all necessary regulatory and other approvals, exemptions, licenses and authorizations to perform its obligations under such documents to which it is a party;

(e) that there is no provision of the law of any jurisdiction other than Brazil which has any implication in relation to the opinions expressed herein; and

(f) that all obligations under the agreements which are to be performed in any jurisdiction outside Brazil will not be illegal under the laws of any such jurisdiction and that none of the agreements or the transactions contemplated thereby (whether individually or as a whole) are or will result in a breach of the laws of any such jurisdiction or of any relevant laws (other than those of Brazil) or are intended to avoid the applicability or the consequences of such laws in a manner that is not permitted under such laws or are not entered into or undertaken in good faith and at arm’s length commercial terms.

Based upon and subject to the foregoing, I am of the opinion that:

(i) BNDESPAR has good and valid title to the Common Shares to be sold by BNDESPAR pursuant to the Underwriting Agreement and the Brazilian Underwriting Agreement, free and clear of all liens, encumbrances, preemptive rights and, to my knowledge, adverse claims and other claims; and upon payment and delivery thereof pursuant to the Underwriting Agreement and the Brazilian

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Underwriting Agreement, the Underwriters and the Brazilian Underwriters, respectively, or other persons in whose names Common Shares are registered or delivered (including Banco Itaú S.A. on behalf of the Depositary under the Deposit Agreement) will acquire good and valid title to such Common Shares, free and clear of all liens, encumbrances, preemptive rights, and to my knowledge, adverse claims and other claims.

(ii) BNDESPAR has full right, power and authority to enter into the Underwriting Agreement and the Brazilian Underwriting Agreement and, to the extent indicated in the Underwriting Agreement that an attorney-in-fact has been appointed, its Power of Attorney; each of the Underwriting Agreement, the Brazilian Underwriting Agreement and the Power of Attorney has been duly executed and delivered by BNDESPAR and the Power of Attorney constitutes a valid and legally binding agreement of BNDESPAR enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency and other similar laws relating to or affecting creditors’ rights generally.

(iii) The execution and delivery by BNDESPAR of, and the performance by BNDESPAR of its obligations under, the Underwriting Agreement, the Brazilian Underwriting Agreement, the Power of Attorney and the Letter of Instruction and the transfer of Underlying Shares to the account of the Depository and the sale and delivery of the ADSs to be sold by BNDESPAR do not and will not contravene (i) any provision of any applicable Brazilian law, rule or regulation, (ii) the estatuto social (bylaws) or other equivalent constitutive documents of BNDESPAR, (iii) any agreement or other instrument binding upon BNDESPAR that I am aware of that is material to BNDESPAR and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over BNDESPAR or any of its properties or assets, except in the case of (i), (iii), and (iv) for any contraventions as would not individually or in the aggregate have a material adverse effect on BNDESPAR and its subsidiaries, taken as a whole, or would materially and adversely affect the consummation by BNDESPAR of the transactions contemplated by the Underwriting Agreement.

(iv) The descriptions in the Prospectus and in the Preliminary Prospectus related to BNDESPAR in respect of the number of Common Shares to be sold by BNDESPAR are accurate and correct in all material respects.

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(v) Any judgment against BNDESPAR in any of the non-Brazilian courts mentioned in the Underwriting Agreement arising out of or in relation to the obligations of BNDESPAR under the Underwriting Agreement would be enforced in the courts of Brazil if previously confirmed by the Superior Court of Justice (Superior Tribunal de Justiça) and such confirmation would be given if such judgment: (A) is for a payment of a certain sum, (B) fulfills all formalities required for its enforceability under the laws of the country where it was issued, (C) was issued by a competent court after proper service of process on BNDESPAR or after sufficient evidence of BNDESPAR´s absence has been given, as required under applicable law, (D) is not subject to appeal, (E) was authenticated by a Brazilian Consulate in the country in which it was issued and is accompanied by a sworn translation into Portuguese, and (F) is not contrary to Brazilian national sovereignty, public policy or morality.

(vi) The submission by BNDESPAR to the jurisdiction of the U.S. federal or state courts sitting in New York City set forth in the Underwriting Agreement constitute valid and legally binding obligations of BNDESPAR, and service of process effected in the manner set forth in the Underwriting Agreement, assuming validity under the laws of the State of New York, will be effective to confer valid personal jurisdiction over BNDESPAR under the laws of Brazil.

(vii) The Underwriting Agreement is in proper legal form for enforcement against BNDESPAR in Brazil; and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement in Brazil, it is not necessary that any of them be filed or recorded or enrolled with any court or authority in Brazil or that any stamp, registration or similar tax be paid in Brazil, other than court costs, including filing fees and deposits to guarantee judgment required by Brazilian law and regulations, except that (A) the signature of the parties thereto and any other document that may be deemed to be or become a part to any such agreements shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been authenticated by the Brazilian consular office and the Underwriting Agreement and any other document that may be deemed to be or become a part to any such agreements shall have been registered with the appropriate Registry of Deeds and Documents in Brazil and (B) the Underwriting Agreement shall have been translated into Portuguese by a sworn translator; and the Underwriters in respect of the Underwriting Agreement, are entitled to sue as plaintiffs in the Brazilian courts for the enforcement of its respective rights against BNDESPAR.

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(viii) In accordance with Brazilian laws, neither BNDESPAR nor its assets is entitled to immunity from suit, execution, attachment or other legal process in Brazil.

This opinion is limited to matters of Brazilian law. In rendering this opinion, as to matters governed by the laws of the State of New York, I have assumed the correctness of the opinion of Shearman & Sterling LLP, U.S. counsel for the Company and certain of the Selling Shareholders, rendered pursuant to Section 8 (g) of the Underwriting Agreement.

This opinion is being furnished to you solely for your benefit, and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without my express prior written consent, except that the Depositary may rely upon this opinion letter as though it were addressed to the Depositary subject to the assumptions, qualifications, limitations and exceptions contained herein.

Very truly yours.
Mariane Sardenberg Sussekind Legal Counsel

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ANNEX E-2

Form of Opinion of Legal Counsel of PREVI

February [...], 2007.

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

and the other several Underwriters

listed on Schedule I to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

and

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

I am the Legal Counsel of Caixa de Previdência dos Funcionários do Banco do Brasil—PREVI (“Previ”), a pension fund organized under the laws of the Federative Republic of Brazil, and have acted as Brazilian counsel to Previ in connection with the in public offering and sale by certain Selling Shareholders identified in the Underwriting Agreement specified below, including Previ (collectively, the “Selling Shareholders”), of an aggregate of XX American Depositary Shares, each representing four common shares of EMBRAER – Empresa Brasileira de Aeronáutica S.A. (“Embraer”), pursuant to the International Underwriting Agreement (the “Underwriting Agreement”) dated February XX, 2007 among Embraer, the Selling Shareholders and the several underwriters named in Schedule I thereto.

This opinion is being delivered pursuant to Section 8(i) of the Underwriting Agreement. Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

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In giving this opinion, I have examined and/or relied upon copies of the following documents:

(a) a certified copy of Previ´s estatuto (bylaws); and

(b) such other documents, stock transfer books and registers, corporate records and certificates of Previ as I may have considered necessary or appropriate to examine in order to give this opinion.

For the purpose of this opinion, I have assumed:

(a) the genuineness of all signatures;

(b) the compliance to originals of all documents provided to me as copies and the authenticity of the originals of such copies;

(c) that the execution, delivery and performance of the Underwriting Agreement and the Brazilian Underwriting Agreement have been duly approved and authorized and/or ratified by all necessary corporate and other actions by each of the parties thereto other than Previ;

(d) that each of the parties to the Underwriting Agreement and the Brazilian Underwriting Agreement, other than Previ, (i) has been duly organized and established and is validly existing at the date of execution of such documents and (ii) has all necessary regulatory and other approvals, exemptions, licenses and authorizations to perform its obligations under such documents to which it is a party;

(e) that there is no provision of the law of any jurisdiction other than Brazil which has any implication in relation to the opinions expressed herein; and

(f) that all obligations under the agreements which are to be performed in any jurisdiction outside Brazil will not be illegal under the laws of any such jurisdiction and that none of the agreements or the transactions contemplated thereby (whether individually or as a whole) are or will result in a breach of the laws of any such jurisdiction or of any relevant laws (other than those of Brazil) or are intended to avoid the applicability or the consequences of such laws, in a manner that is not permitted under such laws or are not entered into or undertaken in good faith and at arm´s length commercial terms.

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Based upon and subject to the foregoing, I am of the opinion that:

(i) Previ has good and valid title to the Common Shares to be sold by Previ pursuant to the Underwriting Agreement and the Brazilian Underwriting Agreement, free and clear of all liens, encumbrances, preemptive rights and, to my knowledge, adverse claims and other claims; and upon payment and delivery thereof pursuant to the Underwriting Agreement and the Brazilian Underwriting Agreement, the Underwriters and the Brazilian Underwriters, respectively, or other persons in whose names Common Shares are registered or delivered (including Banco Itaú S.A. on behalf of the Depositary under the Deposit Agreement) will acquire good and valid title to such Common Shares, free and clear of all liens, encumbrances, preemptive rights, and to my knowledge, adverse claims and other claims.

(ii) Previ has full right, power and authority to enter into the Underwriting Agreement and the Brazilian Underwriting Agreement and, to the extent indicated in the Underwriting Agreement that an attorney-in-fact has been appointed, its Power of Attorney; each of the Underwriting Agreement, the Brazilian Underwriting Agreement and the Power of Attorney has been duly executed and delivered by Previ and the Power of Attorney constitutes a valid and legally binding agreement of Previ enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency and other similar laws relating to or affecting creditors’ rights generally.

(iii) The execution and delivery by Previ of, and the performance by Previ of its obligations under, the Underwriting Agreement, the Brazilian Underwriting Agreement, the Power of Attorney and the Letter of Instruction and the transfer of Underlying Shares to the account of the Depository and the sale and delivery of the ADSs to be sold by Previ do not and will not contravene (i) any provision of any applicable Brazilian law, rule or regulation, (ii) the estatuto (bylaws) or other equivalent constitutive documents of Previ, (iii) any agreement or other instrument binding upon Previ that I am aware of that is material to Previ, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over Previ or any of its properties or assets,

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except in the case of (i), (iii), and (iv) for any contraventions as would not individually or in the aggregate have a material adverse effect on Previ, taken as a whole, or would materially and adversely affect the consummation by Previ of the transactions contemplated by the Underwriting Agreement.

(iv) The descriptions in the Prospectus and in the Preliminary Prospectus related to Previ in respect of the number of Common Shares to be sold by Previ are accurate and correct in all material respects.

(v) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters or the Depositary to Brazil or to any political subdivision or taxing authority thereof or therein in connection with (A) the sale of the ADSs and the Common Shares by Previ in accordance with the Underwriting Agreement and the Brazilian Underwriting Agreement, (B) the deposit of the Underlying Shares against the issuance of ADRs evidencing the ADSs, (C) the delivery of the ADSs (including the ADRs evidencing such ADSs) to or for the respective accounts of the Underwriters in the manner contemplated by the Underwriting Agreement, or (D) the sale and delivery outside of Brazil by the Underwriters of the ADSs to the purchasers thereof, other than, with respect to the Brazilian Underwriters, (A) any applicable Brazilian income taxes (including social contributions – CSL); (B) ISS service taxes; (C) PIS contributions; (D) COFINS contributions; and (E) CPMF taxes, and, with respect to the Underwriters, (I) any applicable Brazilian income taxes (imposto sobre a renda e proventos de qualquer natureza); and (II) ISS service taxes in respect of the underwriting discount and commissions in connection with the ADSs sold by Previ pursuant to the Underwriting Agreement.

(vi) Any judgment against Previ in any of the non-Brazilian courts mentioned in the Underwriting Agreement arising out of or in relation to the obligations of Previ under the Underwriting Agreement would be enforced in the courts of Brazil if previously confirmed by the Superior Court of Justice (Superior Tribunal de Justiça) and such confirmation would be given if such judgment: (A) is for a payment of a certain sum, (B) fulfills all formalities required for its

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enforceability under the laws of the country where it was issued, (C) was issued by a competent court after proper service of process on Previ or after sufficient evidence of Previ´s absence has been given, as required under applicable law, (D) is not subject to appeal, (E) was authenticated by a Brazilian Consulate in the country in which it was issued and is accompanied by a sworn translation into Portuguese, and (F) is not contrary to Brazilian national sovereignty, public policy or morality.

(vii) The submission by Previ to the jurisdiction of the U.S. federal or state courts sitting in New York City set forth in the Underwriting Agreement constitute valid and legally binding obligations of Previ, and service of process effected in the manner set forth in the Underwriting Agreement, assuming validity under the laws of the State of New York, will be effective to confer valid personal jurisdiction over Previ under the laws of Brazil.

(viii) The Underwriting Agreement is in proper legal form for enforcement against Previ in Brazil; and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement in Brazil, it is not necessary that any of them be filed or recorded or enrolled with any court or authority in Brazil or that any stamp, registration or similar tax be paid in Brazil, other than court costs, including filing fees and deposits to guarantee judgment required by Brazilian law and regulations, except that (A) the signature of the parties thereto and any other document that may be deemed to be or become a part to any such agreements shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been authenticated by the Brazilian consular office and the Underwriting Agreement and any other document that may be deemed to be or become a part to any such agreements shall have been registered with the appropriate Registry of Deeds and Documents in Brazil and (B) the Underwriting Agreement shall have been translated into Portuguese by a sworn translator; and the Underwriters in respect of the Underwriting Agreement, are entitled to sue as plaintiffs in the Brazilian courts for the enforcement of its respective rights against Previ.

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(ix) In accordance with Brazilian laws, neither Previ nor its assets is entitled to immunity from suit, execution, attachment or other legal process in Brazil.

This opinion is limited to matters of Brazilian law. In rendering this opinion, as to matters governed by the laws of the State of New York, I have assumed the correctness of the opinion of Shearman & Sterling LLP, U.S. counsel for the Company and certain of the Selling Shareholders, rendered pursuant to Section 8(g) of the Underwriting Agreement.

This opinion is being furnished to you solely for your benefit, and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without my express prior written consent, except that the Depositary may rely upon the opinion letter as though it were addressed to the Depositary and the Brazilian Underwriters may rely upon this opinion letter as though it were addressed to the Brazilian Underwriters, in each case subject to the assumptions, qualifications, limitations and exceptions contained herein.

Very truly yours.
Mattheus Corredato Rossi
Legal Counsel

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ANNEX E-3

Form of Opinion of Legal Counsel of SISTEL

February [...], 2007.

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

and the other several Underwriters

listed on Schedule I to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

and

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

I am the Legal Counsel of Fundação SISTEL de Seguridade Social (“Sistel”), a pension fund organized under the laws of the Federative Republic of Brazil, and have acted as Brazilian counsel to Sistel in connection with the public offering and sale by certain Selling Shareholders identified in the Underwriting Agreement specified below, including Sistel (collectively, the “Selling Shareholders”), of an aggregate of XX American Depositary Shares, each representing four common shares of EMBRAER – Empresa Brasileira de Aeronáutica S.A. (“Embraer”), pursuant to the International Underwriting Agreement (the “Underwriting Agreement”) dated February XX, 2007 among Embraer, the Selling Shareholders and the several underwriters named in Schedule I thereto.

This opinion is being delivered pursuant to Section 8(i) of the Underwriting Agreement. Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

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In giving this opinion, I have examined and/or relied upon copies of the following documents:

(a) a certified copy of Sistel´s estatuto (bylaws); and

(b) such other documents, stock transfer books and registers, corporate records and certificates of Sistel as I may have considered necessary or appropriate to examine in order to give this opinion.

For the purpose of this opinion, I have assumed:

(a) the genuineness of all signatures;

(b) the conformity to originals of all documents supplied to me as copies and the authenticity of the originals of such copies;

(c) that the execution, delivery and performance of the Underwriting Agreement and the Brazilian Underwriting Agreement have been duly approved and authorized and/or ratified by all necessary corporate and other action by each of the parties thereto other than Sistel;

(d) that each of the parties to the Underwriting Agreement and the Brazilian Underwriting Agreement, other than Sistel, (i) has been duly organized and established and is validly existing at the date of execution of such documents and (ii) has all necessary regulatory and other approvals, exemptions, licenses and authorizations to perform its obligations under such documents to which it is a party;

(e) that there is no provision of the law of any jurisdiction other than Brazil which has any implication in relation to the opinions expressed herein; and

(f) that all obligations under the agreements which are to be performed in any jurisdiction outside Brazil will not be illegal under the laws of any such jurisdiction and that none of the agreements or the transactions contemplated thereby (whether individually or as a whole) are or will result in a breach of the laws of any such jurisdiction or of any relevant laws (other than those of Brazil) or are intended to avoid the applicability or the consequences of such laws in a manner that is not permitted under such laws or are not entered into or undertaken in good faith and at arm´s length commercial terms.

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Based upon and subject to the foregoing, I am of the opinion that:

(i) Sistel has good and valid title to the Common Shares to be sold by Sistel pursuant to the Underwriting Agreement and the Brazilian Underwriting Agreement, free and clear of all liens, encumbrances, preemptive rights and, to my knowledge, adverse claims and other claims; and upon payment and delivery thereof pursuant to the Underwriting Agreement and the Brazilian Underwriting Agreement, the Underwriters and the Brazilian Underwriters, respectively, or other persons in whose names Common Shares are registered or delivered (including Banco Itaú S.A. on behalf of the Depositary under the Deposit Agreement) will acquire good and valid title to such Common Shares, free and clear of all liens, encumbrances, preemptive rights, and to my knowledge, adverse claims and other claims.

(ii) Sistel has full right, power and authority to enter into the Underwriting Agreement and the Brazilian Underwriting Agreement and, to the extent indicated in the Underwriting Agreement that an attorney-in-fact has been appointed, its Power of Attorney; each of the Underwriting Agreement, the Brazilian Underwriting Agreement and the Power of Attorney has been duly executed and delivered by Sistel and the Power of Attorney constitutes a valid and legally binding agreement of Sistel enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency and other similar laws relating to or affecting creditors’ rights generally.

(iii) The execution and delivery by Sistel of, and the performance by Sistel of its obligations under, the Underwriting Agreement, the Brazilian Underwriting Agreement, the Power of Attorney and the Letter of Instruction and the transfer of Underlying Shares to the account of the Depository and the sale and delivery of the ADSs to be sold by Sistel do not and will not contravene (i) any provision of any applicable Brazilian law, rule or regulation, (ii) the estatuto (bylaws) or other equivalent constitutive documents of Sistel, (iii) any agreement or other instrument binding upon Sistel that I am aware of that is material to Sistel and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over Sistel or any of its

E-3-3

properties or assets, except in the case of (i), (iii), and (iv) for any contraventions as would not individually or in the aggregate have a material adverse effect on Sistel and its subsidiaries, taken as a whole, or would materially and adversely affect the consummation by Sistel of the transactions contemplated by the Underwriting Agreement.

(iv) The descriptions in the Prospectus and in the Preliminary Prospectus related to Sistel in respect of the number of Common Shares to be sold by Sistel are accurate and correct in all material respects.

(v) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters or the Depositary to Brazil or to any political subdivision or taxing authority thereof or therein in connection with (A) the sale of the ADSs and the Common Shares by Sistel in accordance with the Underwriting Agreement and the Brazilian Underwriting Agreement, (B) the deposit of the Underlying Shares against the issuance of ADRs evidencing the ADSs, (C) the delivery of the ADSs (including the ADRs evidencing such ADSs) to or for the respective accounts of the Underwriters in the manner contemplated by the Underwriting Agreement, or (D) the sale and delivery outside of Brazil by the Underwriters of the ADSs to the purchasers thereof, other than, with respect to the Brazilian Underwriters, (A) any applicable Brazilian income taxes (including social contributions – CSL); (B) ISS service taxes; (C) PIS contributions; (D) COFINS contributions; and (E) CPMF taxes, and, with respect to the Underwriters, (I) any applicable Brazilian income taxes (imposto sobre a renda e proventos de qualquer natureza); and (II) ISS service taxes in respect of the underwriting discount and commissions in connection with the ADSs sold by Sistel pursuant to the Underwriting Agreement.

(vi) Any judgment against Sistel in any of the non-Brazilian courts mentioned in the Underwriting Agreement arising out of or in relation to the obligations of Sistel under the Underwriting Agreement would be enforced in the courts of Brazil if previously confirmed by the Superior Court of Justice (Superior Tribunal de Justiça) and such confirmation would be given if such judgment: (A) is

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for a payment of a certain sum, (B) fulfills all formalities required for its enforceability under the laws of the country where it was issued, (C) was issued by a competent court after proper service of process on Sistel or after sufficient evidence of Sistel´s absence has been given, as required under applicable law, (D) is not subject to appeal, (E) was authenticated by a Brazilian Consulate in the country in which it was issued and is accompanied by a sworn translation into Portuguese, and (F) is not contrary to Brazilian national sovereignty, public policy or morality.

(vii) The submission by Sistel to the jurisdiction of the U.S. federal or state courts sitting in New York City set forth in the Underwriting Agreement constitute valid and legally binding obligations of Sistel, and service of process effected in the manner set forth in the Underwriting Agreement, assuming validity under the laws of the State of New York, will be effective to confer valid personal jurisdiction over Sistel under the laws of Brazil.

(viii) The Underwriting Agreement is in proper legal form for enforcement against Sistel in Brazil; and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement in Brazil, it is not necessary that any of them be filed or recorded or enrolled with any court or authority in Brazil or that any stamp, registration or similar tax be paid in Brazil, other than court costs, including filing fees and deposits to guarantee judgment required by Brazilian law and regulations, except that (A) the signature of the parties thereto and any other document that may be deemed to be or become a part to any such agreements shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been authenticated by the Brazilian consular office and the Underwriting Agreement and any other document that may be deemed to be or become a part to any such agreements shall have been registered with the appropriate Registry of Deeds and Documents in Brazil and (B) the Underwriting Agreement shall have been translated into Portuguese by a sworn translator; and the Underwriters in respect of the Underwriting Agreement, are entitled to sue as plaintiffs in the Brazilian courts for the enforcement of its respective rights against Sistel.

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(ix) In accordance with Brazilian laws, neither Sistel nor its assets is entitled to immunity from suit, execution, attachment or other legal process in Brazil.

This opinion is limited to matters of Brazilian law. In rendering this opinion, as to matters governed by the laws of the State of New York, I have assumed the correctness of the opinion of Shearman & Sterling LLP, U.S. counsel for the Company and certain of the Selling Shareholders, rendered pursuant to Section 8(g) of the Underwriting Agreement.

This opinion is being furnished to you solely for your benefit, and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without my express prior written consent, except that the Depositary may rely upon the opinion letter as though it were addressed to the Depositary and the Brazilian Underwriters may rely upon this opinion letter as though it were addressed to the Brazilian Underwriters, in each case subject to the assumptions, qualifications, limitations and exceptions contained herein.

Very truly yours.

Tarcisio Luiz Fontenele Legal Counsel

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ANNEX E-4

Form of Opinion of Hogan & Hartson LLP

February     , 2007

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

and the other several Underwriters

listed on Schedule I to the Agreement

referred to below (the “Other Underwriters”)

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

and

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Re: Embraer-Empresa Brasileira de Aeronáutica S.A.

Ladies and Gentlemen:

This firm has acted as special New York counsel to European Aeronautic Defence and Space Company EADS France, a simplified stock company incorporated under the laws of Republic of France (“EADS”) and Dassault Aviation S.A., a corporation incorporated under the laws of Republic of France (“Dassault” and collectively with EADS, the “French Shareholders” and individually, a “French Shareholder”), in connection with the sale by the French Shareholders, together with certain other selling shareholders, of an aggregate of             common shares, without par value (the “Common Shares”) in the form of American Depositary Shares (“ADSs”) (each ADS representing four Common Shares) of Embraer-Empresa Brasileira de Aeronáutica S.A., a Brazilian sociedade por ações (corporation) (the “Company”), pursuant to the terms of the International Underwriting Agreement dated February [    ], 2007 by and among the Company, the French Shareholders, the other selling shareholders and you (the “Agreement”). This opinion letter is furnished to you pursuant to the requirements

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set forth in Section 8(i) of the Agreement in connection with the closing thereunder on the date hereof. Capitalized terms used herein which are defined in the Agreement shall have the meanings set forth in the Agreement, unless otherwise defined herein (including in Schedule 1 attached hereto).

For purposes of the opinions, which are set forth in paragraphs (a) through (d) below (the “Opinions”), and other statements made in this letter, we have examined copies of the documents listed on Schedule 1 attached hereto (the “Documents”). We believe the Documents provide an appropriate basis on which to render the opinions hereinafter expressed.

In our examination of the Agreement and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter. As to all matters of fact relevant to the Opinions and other statements made herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. The Opinions are given, and other statements are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) each party to the Agreement has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Agreement and has complied with all legal requirements pertaining to its status as such status relates to its rights

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to enforce the Agreement against the other parties thereto, (ii) each party to the Agreement has duly authorized, executed and delivered the Agreement under the laws of all applicable jurisdictions (except for due execution and delivery under Applicable State Law (as defined below) of the Agreement by the French Shareholders, as referred to in paragraph (a) below), (iii) each party to the Agreement is validly existing and in good standing in all necessary jurisdictions, (iv) the Agreement constitutes a valid and binding obligation, enforceable against each party thereto in accordance with its terms, (v) there has been no mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Agreement, and the conduct of all parties to the Agreement has complied with any requirements of good faith, fair dealing and conscionability, and (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Agreement. We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter. For purposes of the opinion set forth in paragraph (d) below, we have assumed that all orders, judgments, decrees, agreements and contracts would be enforced as written.

The Opinions are based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions expressed in paragraphs (b) and (c), subject to the exclusions and limitations set forth in this opinion letter, U.S. federal statutes and regulations (“Applicable Federal Law”), and (ii) as to the opinions expressed in paragraphs (a), (b), (c) and (d), subject to the exclusions and limitations set forth in this opinion letter, internal New York law (“Applicable State Law”).

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Based upon, subject to and limited by the assumptions, qualifications, exceptions, and limitations set forth in this opinion letter, we are of the opinion that:

(a) Assuming that the Agreement has been duly authorized, executed and delivered under the laws of France, the Agreement has been duly executed and delivered by each of the French Shareholders under Applicable State Law.

(b) The execution, delivery and performance on the date hereof of the Agreement by the Selling Shareholders do not violate any provision of Applicable Federal Law or Applicable State Law.

(c) No approval or consent of, or registration or filing with, any U.S. federal governmental agency or any New York State governmental agency is required to be obtained or made by the French Shareholders under Applicable Federal Law or Applicable State Law in connection with the execution, delivery and performance on the date hereof by the French Shareholders of the Agreement.

(d) Assuming the validity of such action under all laws, rules, regulations or public policies of any applicable jurisdiction other than the laws of the State of New York, (i) the French Shareholders have, pursuant to Section 17(e) of the Agreement, validly submitted to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, The City of New York having subject matter jurisdiction, in any action brought by the Underwriters arising out of the Agreement, and (ii) each of the French Shareholders has validly appointed National Registered Agent, Inc. as its authorized agent for service of process for the purposes described in Section 17(e) of the Agreement.

With respect to the opinions expressed in paragraph (d) above, we note that, under the principles stated in The Bremen v. Zapata Off-Shore Co., 407 U.S. 1, 12-18 (1972), a court

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may decide not to enforce a contractual forum selection clause where to do so would be “unfair, unjust or unreasonable.” For enforcement to be unfair, unjust or unreasonable, a judicial determination is required that “enforcement of the clause would be so unreasonable and unjust as to make a trial in the selected forum ‘so gravely difficult and inconvenient that the challenging party would, for all practical purposes, be deprived of his or her day in court.’” Shah v. Shah, 626 N.Y.S. 2d 786, 788-89 (1995) (citing Bremen); see also, Carnival Cruise Lines v. Shute, 499 U.S. 589-95 (1991); Roby v. Corporation of Lloyd’s, 996 F.2d 1353, 1362-63 (2d Cir. 1993); Seward v. Devine, 888 F.2d 957, 962 (1989); Stamm v. Barclays Bank of New York, 960 F. Supp. 724, 729 (S.D.N.Y. 1997) (setting forth the four prong test of the Second Circuit). We also note that federal courts have discretion to transfer venue of an action or proceeding from one federal court to another pursuant to 28 U.S.C. Section 1404(a), and to dismiss actions or proceedings on the grounds that such federal court is an inconvenient forum for such an action or proceeding. See, e.g., Stewart Organization, Inc. v. Ricoh Corp., 487 U.S. 22, 29-32 (1988); Capital Ventures International v. Network Commerce Inc., No. 01-CIV-4390, 2002 WL 417246, at *1 (S.D.N.Y. March 15, 2002); ZPC 2000, Inc. v. SCA Group, Inc., 86 F.Supp.2d 274, 278-280 (S.D.N.Y. 2000). Our opinions in paragraph (d) above are subject to the foregoing.

In addition to the assumptions, qualifications, exceptions, and limitations elsewhere set forth in this opinion letter, our opinions expressed in paragraph (d) above are also subject to the effect of (i) bankruptcy, insolvency, reorganization, receivership, moratorium, liquidation and other laws relating to or affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

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Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended (the “Securities Act”).

We express no opinion in this letter as to any other laws and regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other laws or regulations may have on the Opinions). We express no opinion in this letter as to federal or state securities laws or regulations, antitrust, unfair competition, banking or tax laws or regulations, or laws or regulations of any political subdivision below the state level. The opinions set forth in paragraphs (b) and (c) are based upon a review of only those laws and regulations (not otherwise excluded from this letter) that, in our experience, are generally recognized as applicable to transactions of the type contemplated in the Agreement.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the closing under the Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm, except that the Depositary may rely upon this opinion letter as though it were addressed to the Depositary, subject to the assumptions, qualifications, limitations and exceptions contained herein.

Very truly yours,

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ANNEX E-4

Schedule 1

1. Executed copy of the Agreement.

2. The Registration Statement of the Company on Form F-3 (No. 333-139521 (the “Registration Statement”) as filed by the Company with the Securities and Exchange Commission under the Securities Act on December 22, 2006.

3. The Preliminary Prospectus Supplement to the Registration Statement dated January     , 2007, as filed pursuant to Rule 424 under the Securities Act.

4. The final Prospectus Supplement to the Registration Statement dated February     , 2007 , as filed pursuant to Rule 424(b) under the Securities Act.]

5. A [letter] dated January     , 2007 from EADS to National Registered Agent, Inc. (the “Agent”) appointing the Agent as its authorized agent for service of process.

6. A [letter] dated January     , 2007 from Dassault to the Agent appointing the Agent as its authorized agent for service of process.

7. A [letter] dated January     , 2007 from the Agent to EADS accepting its appointment as authorized agent of EADS for service of process.

8. A [letter] dated January     , 2007 from the Agent to Dassault accepting its appointment as authorized agent of Dassault for service of process.

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ANNEX E-5

Form of Opinion of Hogan & Hartson MNP

February     , 2007

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

and the other Several Underwriters listed in Schedule I

to the Agreement referred to below

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

and

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Re: Embraer-Empresa Brasileira de Aeronáutica S.A.

Ladies and Gentlemen:

This firm has acted as counsel to European Aeronautic Defence and Space Company EADS France, a simplified stock company incorporated under the laws of Republic of France (“EADS”) and Dassault Aviation S.A., a corporation incorporated under the laws of Republic of France (“Dassault” and collectively with EADS, the “French Shareholders” and individually, a “French Shareholder”), in connection with the sale, together with certain other selling shareholders, of in aggregate of [    ] common shares, without par value (the “Common Shares”), in the form of American Depositary Shares (“ADSs”) (each ADS representing four Common Shares) of Embraer-Empresa Brasileira de Aeronáutica S.A., a Brazilian sociedade por ações (corporation) (the “Company”) pursuant to the terms of the International Underwriting Agreement dated February [    ], 2007 by and among the Company, the French Shareholders, the

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other selling shareholders and you (the “Agreement”). This opinion letter is furnished to you pursuant to the requirements set forth in Section 8(i) of the Agreement in connection with the Closing thereunder on the date hereof. Capitalized terms used herein which are defined in the Agreement shall have the meanings set forth in the Agreement, unless otherwise defined herein (including in Schedule 1 attached hereto).

For purposes of the opinions, which are set forth in paragraphs (a) through (h) below (the “Opinions”), and other statements made in this letter, we have examined copies of the documents listed on Schedule 1 attached hereto (the “Documents”). We believe the Documents provide an appropriate basis on which to render the opinions hereinafter expressed.

In our examination of the Agreement and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter. As to all matters of fact relevant to the Opinions and other statements made herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. The Opinions are given, and other statements are made, in the context of the foregoing.

The Opinions expressed hereof are based as to matters of law solely on applicable provisions of the statutes and regulations of France as currently in effect, which, in our experience, are generally recognized as applicable to transactions of the type contemplated in the

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Agreement and the Brazilian Underwriting Agreement (“Applicable French Law”). We express no opinions in this letter as to securities, anti-competition, unfair competition, banking, or tax laws or regulations, except as provided in paragraph (d) below.

Based upon, subject to and limited by the assumptions, qualifications, exceptions, and limitations set forth in this opinion letter, we are of the opinion that:

(a) Each of the French Shareholders has the corporate power to execute and deliver (i) the Agreement, (ii) the Brazilian Underwriting Agreement and (iii) to the extent indicated in the Agreement that an attorney-in-fact has been appointed, its Power of Attorney. The execution and delivery by each of the French Shareholders of the Agreement, the Brazilian Underwriting Agreement and, to the extent indicated in the Agreement that an attorney-in-fact has been appointed, its Power of Attorney have been duly authorized by all necessary corporate action of the such French Shareholder.

(b) Each of the Agreement, the Brazilian Underwriting Agreement and, to the extent indicated in the Agreement that an attorney-in-fact has been appointed, its Power of Attorney has been duly executed and delivered by each of the French Shareholders.

(c) The execution, delivery and performance on the date hereof by each French Shareholder of the Agreement, the Brazilian Underwriting Agreement and, to the extent indicated in the Agreement that an attorney-in-fact has been appointed, its Power of Attorney do not (i) violate any provision of Applicable French Law or (ii) violate the Bylaws of Incorporation (as defined in Schedule 1).

(d) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters or the Brazilian Underwriters under Applicable French Law in connection with (A) the sale of the

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ADSs and the Common Shares by the French Shareholders in accordance with the Agreement and the Brazilian Underwriting Agreement, (B) the deposit with the Depositary of the Underlying Shares against the issuance of ADRs evidencing the ADSs or (C) the delivery of the ADSs (including the ADRs evidencing such ADSs) to or for the respective accounts of the Underwriters in the manner contemplated by the Underwriting Agreement.

(e) Any final and conclusive judgment for a fixed or readily calculable sum of money rendered by a U.S. federal or state court in the Borough of Manhattan, The City of New York in respect of any suit, action or proceeding against the French Shareholders based upon the Agreement would (provided that service of the relevant proceedings resulting in such judgement had been made validly) be recognised and declared enforceable against the French Shareholders by the courts of France, without re-examination, review of the merits of the cause of action in respect of which the original judgement was given or relitigation of the matters adjudicated upon, subject to and in accordance with the provisions of the French nouveau code de procédure civile, provided however that such final judgement does not violate French international public policy (ordre public international français) and subject generally to the exercise of all powers granted to such courts under French law when considering petitions for recognition or exequatur, viz. (i) the foreign court rendering such judgement had jurisdiction, (ii) the procedure before such court was not contrary to procedural French international public policy, (iii) the law applied by the foreign court was the applicable law pursuant to the French conflict of laws rules, (iv) the foreign judgement was not vitiated through fraud (either to the law or to the forum) or through a clear mistake of law or fact, (v) the judgement was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, and (vi) the judgement is for a fixed or determinable sum of money.

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(f) The submission by each of the French Shareholders to the jurisdiction of a U.S. federal or state court in the Borough of Manhattan, The City of New York set forth in the Agreement constitute valid and legally binding obligation of each such French Shareholder under Applicable French Laws, and service of process effected in the manner set forth in the Agreement, assuming validity under the laws governing the Agreement, will be effective to confer valid personal jurisdiction over such French Shareholder under Applicable French Laws.

(g) The Agreement is in proper legal form to ensure the admissibility in evidence of the Agreement in France and no consent or approval of, or registration or filing with, any governmental authority of France is required to be obtained or made on the date hereof by the French Shareholders except that the signature of the parties thereto and any other document that may be deemed to be or become a part to any such agreements shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been authenticated by the French consular office and the Agreement and any other document that may be deemed to be or become a part to any such agreements shall have been registered with the appropriate Registry of Deeds and Documents in France.

(h) In accordance with Applicable French Law, neither of the French Shareholders nor their respective assets is entitled to immunity from suit, execution, attachment or other legal process in France.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the following qualifications:

The opinions expressed in paragraph (f) above are subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, liquidation and other laws currently applicable relating to or affecting creditors’ rights (including, without limitation, the

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effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless whether the applicable agreements are considered in equity or at law).

This opinion letter is subject to the sovereign power of the French courts to interpret any agreement (to determine the intention of the parties when one was not clearly expressed) as well as the facts and circumstances of any adjudication, and the Agreement would need to be translated into French by a sworn translator in order for the Underwriters to enforce their rights under the Agreement.

The Non Bankruptcy Certificate (as defined in Schedule 1) and the extrait K-Bis referred to in Schedule 1 do not permit to assess with certainty whether (i) a dissolution action (mesure de dissolution) or decision has been decided or adopted regarding the French Shareholders or (ii) if a bankruptcy or liquidation decision regarding the Company has been rendered, as such decisions may not been made public or, if they were, the registration or declaration formalities may not have been completed with the relevant registre du commerce et des sociétés.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been given on the basis that it is to be governed by the laws of the Republic of France and construed in accordance with the laws of the laws of the Republic of France. This opinion letter has been prepared solely for your use in connection with the closing under the Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent

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of this firm, except that the Depository may rely upon this opinion letter as though it were addressed to the Depository and the Brazilian Underwriters may rely on this opinion letter as though it were addressed to the Brazilian Underwriters pursuant to the Brazilian Underwriting Agreement, in each case subject to the assumptions, qualifications, limitations and exceptions contained herein.

Very truly yours,

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Schedule 1

1. Executed copy of the Agreement and the Brazilian Underwriting Agreement (in the case of the Brazilian Underwriting Agreement, in the form of a translation thereof into the English language).

2. The Registration Statement on Form F-3 (No. 333-139521).

3. The final Prospectus dated February     , 2007, as filed pursuant to Rule 424(b) under the Securities Act.

4. The Bylaws of Incorporation of each of the French Shareholders, as certified by the Secretary of each such French Shareholder on the date hereof as being complete, accurate and in effect (collectively, the “Bylaws of Incorporation”).

5. Extrait K-Bis (extract) dated [                    ], 2007 from the relevant Registre du Commerce et des Sociétés relating to each of the French Shareholders

6. Non bankruptcy certificates (certificat de non-faillite) dated [                    ], 2007 from the relevant Registre du Commerce et des Sociétés to each of the French Shareholders (the “Non Bankruptcy Certificate”).

7. A certificate of certain officers of each of the French Shareholders, dated the date hereof, as to certain facts relating to each such French Shareholder.

8. A certificate of the Secretary of each of the French Shareholders, dated February     , 2007, as to the incumbency and signatures of certain officers of each such French Shareholder.

9. Power of Attorney dated January     , 2007 executed by EADS.

10. Power of Attorney dated January     , 2007 executed by Dassault.

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ANNEX E-6

Form of Opinion of Pinheiro Neto Advogados

São Paulo, February [•], 2007.

To:

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

and the other several Underwriters listed on Schedule I to the Underwriting Agreement referred to below

c/o:

J.P. Morgan Securities Inc.

277 Park Avenue,

New York, NY 10172 USA

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center,

New York, NY 10080 USA

To:

Banco J.P. Morgan S.A.

Av. Brigadeiro Faria Lima, 3729,

04538-905, São Paulo, SP, Brazil.

Banco Merrill Lynch de Investimentos S.A.

Av. Brigadeiro Faria Lima, 3400,

04538-132, São Paulo, SP, Brazil.

Ladies and Gentlemen,

1. We have acted as special Brazilian counsel to European Aeronautic Defence and Space Company EADS France, a simplified stock company (“EADS”), and Dassault Aviation S.A., a corporation (“Dassault Aviation” and, together with EADS, “Shareholders”), both incorporated under the laws of the Republic of France, in connection with a public offering by the Shareholders, Caixa de Previdência dos Funcionários do Banco do Brasil, Fundação Sistel de Seguridade Social and BNDES Participações S.A. – BNDESPAR of (a) [•] common shares (“Shares”) of EMBRAER – Empresa Brasileira de Aeronáutica S.A. (“Company”), to be distributed in Brazil by the Brazilian Underwriters, and outside Brazil, upon efforts to place the Shares to be performed by the Underwriters, by way of a transaction registered in conformity with the provisions set forth in the United States Securities Act of 1933, as amended (“Securities Act”) (“Brazilian Offering”); and (b) [•] Shares of the Company in the form of ADSs, each ADS representing 4 Shares, to be acquired by the Underwriters, by way of a transaction registered in conformity with the provisions set forth in the Securities Act (“International Offering” and, together with the Brazilian Offering, the “Global Offering”). This opinion is being delivered pursuant to Section 8.1(i) of the International Underwriting Agreement dated February [•], 2007,

E-6-1

among the Company, the Shareholders, the other selling shareholders, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Underwriting Agreement”) [and Section 8.1(d)] of the Private Placement Agreement dated February [•], 2007, among the Company, the Shareholders, the other selling shareholders, Banco J.P. Morgan S.A., Banco Merrill Lynch de Investimentos S.A. and Companhia Brasileira de Liquidação e Custódia (“Brazilian Underwriting Agreement”). All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Underwriting Agreement.

2. In such capacity, we have examined copies of the documents set out below:

(a) the Preliminary Brazilian Prospectus;

(b) the Final Brazilian Prospectus;

(c) the Registration Statement;

(d) the Preliminary Prospectus;

(e) the Prospectus;

(f) the Brazilian Underwriting Agreement;

(g) the Underwriting Agreement;

(h) the Power of Attorney relating to each of the Shareholders;

(i) the Letter of Instructions (the Brazilian Underwriting Agreement, the Underwriting Agreement, the Power of Attorney relating to each of the Shareholders and the Letter of Instructions collectively referred to as the “Transaction Documents”); and

(j) such other documents as we have deemed necessary or advisable for the purpose of rendering this opinion.

3. In giving this opinion, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity of natural persons and the authenticity of all documents we have examined, the conformity with the originals of all documents submitted to us as certified or photo-static copies and the authenticity of the originals of such latter documents. In addition, we have assumed the due authorization, execution and delivery of the Transaction Documents by each of the parties thereto, that the performance thereof is within the capacity and powers of each of them, and, that the Transaction Documents have been executed in the forms examined by us. We have relied, as to factual matters, on the documents we have examined, including, without limitation, the representations, warranties and covenants contained in the Transaction Documents and in the certificates of officers of the Shareholders.

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4. Based upon the foregoing and such additional investigations of law as we have deemed appropriate as a basis for the opinions expressed below, and subject to the assumptions and qualifications herein contained, it is our opinion that:

(a)(i) the Shareholders have good and valid title to the Shares to be sold by the Shareholders pursuant to the Underwriting Agreement and the Brazilian Underwriting Agreement, free and clear of (A) all liens, preemptive rights arising from Brazilian law, rules or regulations or the Company’s by-laws (estatuto social) and encumbrances, and (B) relying solely on a certificate of each Shareholder, adverse claims and other claims, and (ii) upon payment and delivery thereof pursuant to the Underwriting Agreement and the Brazilian Underwriting Agreement, the Underwriters or other persons acquiring or otherwise receiving Shares (including Banco Itaú S.A. on behalf of the Depositary under the Deposit Agreement) in whose names Shares are registered will acquire good and valid title to such Shares, free and clear of (A) all liens, preemptive rights arising from Brazilian laws rules or regulations or the Company’s by-laws (estatuto social), and encumbrances and (B) relying solely on a certificate of each Shareholder, adverse claims or other claims;

(b) assuming that the Shareholders have full right, power and authority to enter into the Brazilian Underwriting Agreement, the Brazilian Underwriting Agreement has been duly executed and delivered by the Shareholders and constitutes a valid and legally binding agreement of the Shareholders, enforceable in accordance with its terms;

(c) assuming that the Shareholders have full right, power and authority to enter into each applicable Transaction Document, and the performance by the Shareholders of their obligations under the Transaction Documents, the transfer of the Underlying Shares held by the Shareholders to the account of the Depositary and the sale and the delivery of the ADSs to be sold by the Shareholders under the Underwriting Agreement and the Brazilian Underwriting Agreement do not and will not contravene any provision of any applicable Brazilian law, rule or regulation;

(d) assuming that the Underwriting Agreement is a legal, valid and binding agreement under New York law, the Underwriting Agreement is enforceable in Brazil against the Shareholders in accordance with its terms and the applicable provisions of the law of New York;

(e) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters, the Brazilian Underwriters or the Depositary to Brazil or to any political subdivision or taxing authority thereof or therein as the primary tax obligor (as a contribuinte) in connection with (i) the sale of the Shares by the Shareholders in accordance with the Underwriting Agreement and the Brazilian Underwriting Agreement, (ii) the deposit with the Depository of the Underlying Shares against the issuance of ADRs evidencing the Offered ADSs, (iii) the delivery of the Offered ADSs (including the ADRs evidencing such ADSs) to or for the respective accounts of the Underwriters in the manner contemplated by the Underwriting Agreement, or (iv) the sale and delivery outside of Brazil by the Underwriters of the ADSs to the purchasers thereof other than, with respect to the Brazilian Underwriters, (A) any applicable Brazilian income taxes (including social contributions – CSL; (B) ISS service taxes; (C) DIS contributions; (D) COFINS contributions; and (E) CPMF taxes and, with respect to the Underwriters, and applicable Brazilian income taxes, (impostos sobre a renda e proventos de qualquer natureza) taxation in Brazil.

(f) The Underwriters are not and will not be deemed to be resident, domiciled or carrying on business in Brazil or subject to taxation in Brazil, by reason only of the execution, performance

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or enforcement of the Underwriting Agreement, other than (i) any applicable Brazilian income taxes (imposto sobre a renda e proventos de qualquer natureza); and (ii) ISS service taxes in respect of the underwriting discount and commissions in connection with the ADSs sold by the Brazilian Selling Shareholders pursuant to the Underwriting Agreement.

5. The foregoing opinions are subject to the following comments and qualifications:

(a) enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, judicial and out-of-court reorganization proceedings, moratorium, liquidation and other laws of general application relating to or affecting the rights of creditors, and, under bankruptcy proceedings, claims for salaries and wages have preference over any claims up until the amount of 150 minimum wages (as such amount is determined from time to time by Brazilian law), followed by secured creditors (i.e., creditors holding in rem guarantees) who shall have priority over any other claims (up until the amount of the asset constituting the collateral), followed by social security, taxes and other statutory privileges, and (ii) unavailability of specific performance and summary judgment (processo executivo). The constitutionality of the limitation to 150 minimum wages per employee under claims for employment is currently under dispute before the Brazilian Federal Supreme Court, and no decision has been granted in connection with this lawsuit;

(b) in the event that any suit is brought against a Shareholder in Brazil, any plaintiff not resident in Brazil will be required to place a bond as security for court costs and for third party attorney’s fees if it does not possess any real property in Brazil to assure payment thereof, in accordance with article 835 of the Brazilian Civil Procedure Code (Law No. 5,869, enacted on January 11, 1973, as amended), except in case of collection claims based on an instrument that may be enforced in Brazilian courts without the review of its merit (título executivo extrajudicial) or counterclaims as established under Article 836 of the Brazilian Code of Civil Procedure;

(c) to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement before Brazilian courts, either (i) (A) the Underwriting Agreement and any related documents thereto in any foreign language must be translated into the Portuguese language by a certified translator; and (B) the Underwriting Agreement and any related documents (together with the respective certified translation) must be registered with the competent registry of titles and deeds, which registration can be made at any time before judicial enforcement in Brazil; or (ii) (A) the signature of the parties thereto signing outside Brazil must be notarized by a notary public licensed to act as such under the laws of the place of signing and the signature of such notary public must be authenticated by a consular official of Brazil having jurisdiction over the place of signing; and (B) the Underwriting Agreement and any related documents thereto in any foreign language must be translated into the Portuguese language by a certified translator;

(d) notwithstanding the Underwriting Agreement being expressed to be governed by the law of the State of New York, such law shall only be recognized and enforced in Brazil if not against Brazilian national sovereignty, public policy or good morals. In our opinion, the provisions of the Underwriting Agreement are not or would not be deemed to be against Brazilian national sovereignty, public policy or good morals;

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(e) any judgment obtained against a Shareholder in the courts of Brazil in respect of any sum payable by such party under the Underwriting Agreement will be expressed in the Brazilian currency equivalent to the foreign currency amount awarded. Further authorization by the Central Bank of Brazil may be required for the conversion of such Brazilian currency-denominated amount into foreign currency and for its remittance abroad;

(f) in the event that any suit is brought against a Shareholder, service of process upon the Shareholder, if made in Brazil, must be effected in accordance with Brazilian law.

(g) under Brazilian law, injunctive relief is in the discretion of courts, and may not necessarily be granted;

(h) under Brazilian law, a person may not properly waive or be deprived of the right to submit a claim to the judiciary system or be deprived of its property without due process; therefore, any waivers by a Shareholder with respect to its respective rights and any waivers to assert a claim may not be enforced by a Brazilian court;

(i) we express no opinion as to the enforceability of the provisions of (i) Section 9 of the Underwriting Agreement and Section 13 of the Brazilian Underwriting Agreement providing for indemnification or contribution by the parties to losses, claims, damages and liabilities incurred by other parties to the Underwriting Agreement or the Brazilian Underwriting Agreement, as the case may be; nor (ii) Section 17(f) of the Underwriting Agreement providing for indemnification by one party thereto against any loss in obtaining the currency due to such party under such agreement from a court judgment in another currency; and

(j) in rendering the opinions set forth herein, we note that any conclusion on any particular issue is not a guarantee or prediction of what a court would hold, but, rather, sets forth our conclusions as to what or should be the proper result for a court to reach in a properly presented and decided case in which the facts and assumptions relied on herein are established.

(i) on opinion 4(e), we express no opinion with respect to Offered ADSs or Shares sold by the Brazilian Selling Shareholders pursuant to the Underwriting Agreement or the Brazilian Underwriting Agreement.

6. The opinions expressed herein are limited to the laws of Brazil as presently existing and in force, and we do not purport to express any opinion on any question arising under the law of any other jurisdiction. We have assumed that there are no provisions in any other law that affects our opinion.

7. This opinion is furnished solely for your benefit in your respective capacities as Underwriters under the Underwriting Agreement or as Brazilian Underwriters under the Brazilian Underwriting Agreement and is not to be used, circulated, quoted or otherwise referred to for any other purpose. However, the Depositary may rely on this opinion as if it were addressed to it.

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8. This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you or any other person who is permitted to rely on the opinions expressed herein as specified above of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion.

Very truly yours,

PINHEIRO NETO ADVOGADOS

E-6-6

ANNEX E-7

Form of Opinion of In-House Counsel of EADS

February     , 2007

J.P. Morgan Securities, Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

and the other of the Several Underwriters listed in Schedule

I to the Underwriting Agreement referred to below

c/o J.P. Morgan Securities, Inc.

277 Park Avenue

New York, New York 10172

and

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Re: Embraer-Empresa Brasileira de Aeronáutica S.A.

Ladies and Gentlemen:

I am [indicate title] of European Aeronautic Defence and Space Company EADS France, a simplified stock company incorporated under the laws of Republic of France (the “Selling Shareholder”) and provide this opinion letter in connection with the sale by the Selling Shareholder, together with certain other selling shareholders, of common shares, without par value (the “Common Shares”), and American Depositary Shares (“ADSs”) (each ADS representing four Common Shares) of Embraer-Empresa Brasileira de Aeronáutica S.A., a Brazilian sociedade por ações (corporation) (the “Company”), pursuant to the terms of the International Underwriting Agreement dated February [    ], 2007 by and among the Company, us, the other selling shareholders and you (the “Underwriting Agreement”). This opinion letter is furnished to you pursuant to the requirements set forth in the Underwriting Agreement in connection with the closing thereunder on the date hereof. Capitalized terms used herein which are defined in the Underwriting Agreement shall have the meanings set forth in the Underwriting Agreement, unless otherwise defined herein.

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The undersigned, solely in the capacity of the undersigned as an employee of the Selling Shareholder and without any personal liability therefor, is of the opinion that the execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, the Underwriting Agreement, the Brazilian Underwriting Agreement, the Power of Attorney and the Letter of Instruction and the transfer of Underlying Shares to the account of the Depository and the sale and delivery of the ADSs to be sold by the Selling Shareholder do not and will not contravene (i) any agreement or other instrument binding upon the Selling Shareholder that I am aware of that is material to the Selling Shareholder and its subsidiaries, taken as a whole, or (ii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder or any of its properties or assets that I am aware of, except in the case of any contraventions as would not individually or in the aggregate have a material adverse effect on the Selling Shareholder and its subsidiaries, taken as a whole, or would materially and adversely affect the consummation by the Selling Shareholder of the transactions contemplated by the Underwriting Agreement.

This opinion letter has been prepared solely for your use in connection with the closing under the Underwriting Agreement on the date hereof, and should not be quoted in whole or in part or otherwise referred to, and should not be filed or furnished to any governmental agency or other person or entity, without the prior written consent of the undersigned, except that the Depositary may rely on this opinion letter as though it were addressed to the Depositary, and the Brazilian Underwriters may rely on this opinion letter as though it were addressed to the Brazilian Underwriters pursuant to the Brazilian Underwriting Agreement, in each case subject to the assumptions, qualifications, limitations and exceptions contained herein.

Very truly yours,

Signature
Name
Title

E-7-2

ANNEX E-8

Form of Opinion of In-House Counsel of Dassault Aviation S.A.

February     , 2007

J.P. Morgan Securities, Inc.

Merrill	Lynch, Pierce, Fenner & Smith Incorporated

and the other of the Several Underwriters listed in Schedule

I to the Underwriting Agreement referred to below

c/o J.P. Morgan Securities, Inc.

277 Park Avenue

New York, New York 10172

and

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Re: Embraer-Empresa Brasileira de Aeronáutica S.A.

Ladies and Gentlemen:

I am [indicate title] of Dassault Aviation S.A., a corporation incorporated under the laws of Republic of France (the “Selling Shareholder”) and provide this opinion letter in connection with the sale by the Selling Shareholder, together with certain other selling shareholders, of common shares, without par value (the “Common Shares”), and American Depositary Shares (“ADSs”) (each ADS representing four Common Shares) of Embraer-Empresa Brasileira de Aeronáutica S.A., a Brazilian sociedade por ações (corporation) (the “Company”), pursuant to the terms of the International Underwriting Agreement dated February [    ], 2007 by and among the Company, us, the other selling shareholders and you (the “Underwriting Agreement”). This opinion letter is furnished to you pursuant to the requirements set forth in the Underwriting Agreement in connection with the closing thereunder on the date hereof. Capitalized terms used herein which are defined in the Underwriting Agreement shall have the meanings set forth in the Underwriting Agreement, unless otherwise defined herein.

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The undersigned, solely in the capacity of the undersigned as an employee of the Selling Shareholder and without any personal liability therefor, is of the opinion that the execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, the Underwriting Agreement, the Brazilian Underwriting Agreement, the Power of Attorney and the Letter of Instruction and the transfer of Underlying Shares to the account of the Depository and the sale and delivery of the ADSs to be sold by the Selling Shareholder do not and will not contravene (i) any agreement or other instrument binding upon the Selling Shareholder that I am aware of that is material to the Selling Shareholder and its subsidiaries, taken as a whole, or (ii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder or any of its properties or assets that I am aware of, except in the case of any contraventions as would not individually or in the aggregate have a material adverse effect on the Selling Shareholder and its subsidiaries, taken as a whole, or would materially and adversely affect the consummation by the Selling Shareholder of the transactions contemplated by the Underwriting Agreement.

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This opinion letter has been prepared solely for your use in connection with the closing under the Underwriting Agreement on the date hereof, and should not be quoted in whole or in part or otherwise referred to, and should not be filed or furnished to any governmental agency or other person or entity, without the prior written consent of the undersigned, except that the Depositary may rely on this opinion letter as though it were addressed to the Depositary, and the Brazilian Underwriters may rely on this opinion letter as though it were addressed to the Brazilian Underwriters pursuant to the Brazilian Underwriting Agreement, in each case subject to the assumptions, qualifications, limitations and exceptions contained herein.

Very truly yours,

Signature
Name
Title

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ANNEX F

Form of Opinion of Ziegler, Ziegler & Associates

Counsel for the Depositary

February     , 2007

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

and the other several Underwriters named in Schedule I to the Underwriting Agreement referred to below

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, NY 10172

and

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10080

America Depositary Receipts

for American Depositary Shares

representing deposited Shares of

Embraer-Empresa Brasileira de Aeronáutica S.A.

Dear Sirs:

We refer to the Amended and Restated Deposit Agreement dated as of April 4, 2006 (the “Deposit Agreement”) among Embraer-Empresa Brasileira de Aeronáutica S.A. (the “Company”), JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and all Holders from time to time of American depositary receipts issued thereunder (“ADRs”). This opinion is furnished to you pursuant to Section 8(j) of the International Underwriting Agreement (the “Underwriting Agreement”), dated February __, 2007 among the Company, the Selling Shareholders named therein and the Underwriters named in Schedule I thereto. Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to them in the Deposit Agreement.

In rendering the opinions set forth herein, we have examined such matters of fact and law as we have considered necessary or appropriate. We have examined the Deposit Agreement and originals, or photostatic or certified copies, of such records of the Depositary, and such other documents as we have deemed relevant and necessary in rendering the opinions set forth herein. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the qualifications and limitations herein stated, we are of the opinion that (i) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the

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Depositary and is enforceable against the Depositary in accordance with its terms, except insofar as enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and (b) general principles of equity (whether considered in an action at law or in equity) and (ii) when ADRs evidencing ADSs are issued in accordance with the Deposit Agreement against the deposit, pursuant to the terms of the Deposit Agreement, of duly authorized, validly issued, fully paid and nonassessable Shares of the Company, such ADRs will be validly issued and will entitle the Holders to the rights specified therein and in the Deposit Agreement. We express no opinion, however, as to Section 16 of the Deposit Agreement.

In expressing the opinions set forth herein, we have assumed that (i) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, (ii) such Shares have been duly deposited with the Custodian under and in accordance with all applicable laws and regulations, (iii) all signatures on documents examined by us have been validly authorized by appropriate corporate authorization procedure, and (iv) that the choice of New York law contained in the Deposit Agreement is legal and valid under the laws of the Federative Republic of Brazil and all other relevant jurisdictions and that insofar as any obligation under the Deposit Agreement is to be performed in, or by a party organized under the laws of, any jurisdiction outside of the United States of America, its performance will not be illegal or ineffective in any jurisdiction by virtue of the law of that jurisdiction.

In rendering the foregoing opinion, we are passing only upon matters arising under the laws of the State of New York and we express no opinion as to the laws of any other jurisdiction.

Our opinions are limited to the date hereof, and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

This opinion letter is not to be circulated, used, quoted or otherwise referred to for any purpose other than in connection with the offering of the ADRs evidencing the ADSs, which offering is being made pursuant to the Underwriting Agreement.

Very truly yours,

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ANNEX G-1

February [•], 2007.

Form of Opinion of Mattos Filho Veiga Filho

Marrey Jr. e Quiroga Advogados

To

J. P. Morgan Securities Inc.

277 Park Avenue

New York, NY 10172

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10080

and the several other Underwriters listed

in Schedule I to the Underwriting Agreement referred to below

Re.: Public Offering of Shares of Embraer – Empresa Brasileira de Aeronáutica S.A.

Ladies and Gentlemen:

1	We are qualified to practice law in the Federative Republic of Brazil (“Brazil”) and have acted as Brazilian counsel to the Underwriters (as defined below) in connection with the offer and sale (the “Offering”) of an aggregate of [•] common shares, without par value (the “Shares”), of Embraer – Empresa Brasileira de Aeronáutica S.A. (the “Company”) held by Caixa de Previdência dos Funcionários do Banco do Brasil – Previ, Fundação Sistel de Seguridade Social – Sistel, BNDESPAR – BNDES Participações S.A., European Aeronautic Defence and Space Company EADS France, and Dassault Aviation S.A. (the “Selling Shareholders”).

2.	This legal opinion is issued pursuant to Section 8(k) of the international underwriting agreement dated February [•], 2007 (the “International Underwriting Agreement”) among the Company, the Selling Shareholders, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters (together, the “Representatives”), in their own capacity and as representatives of the several Underwriters listed in Schedule I thereto (the “International Underwriters, and pursuant to Clause 8.1(c)(iv) of the Instrumento Particular de Contrato de Distribuição de Ações Ordinárias de Emissão da Embraer – Empresa Brasileira de Aeronáutica S.A., dated as of February [•], 2007 (the “Brazilian Underwriting Agreement”) among the Company, the Selling Shareholders, Banco J.P. Morgan S.A., Banco Merrill Lynch de Investimentos S.A. (the “Brazilian Underwriters” and, together with the International Underwriters, the “Underwriters”) and Companhia Brasileira de Liquidação e Custódia (“CBLC”), as an intervening party.

3.	Unless otherwise defined, terms and expressions used herein have the same meaning ascribed to them in the International Underwriting Agreement.

4.	In arriving at the opinions expressed below, we have examined originals or copies, certified or otherwise authenticated to our satisfaction, of the following documents:

(a)	an executed copy of the Brazilian Underwriting Agreement;

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(b)	an executed copy of the International Underwriting Agreement;

(c)	an executed copy of the Deposit Agreement;

(d)	an executed copy of the Stabilization Agreement;

(e)	the Brazilian Prospectuses, the Registration Statement, the Time of Sale Information, the Preliminary Prospectus and the Prospectus;

(f)	the by-laws (“Estatuto Social”) of the Company;

(g)	the appointment of National Registered Agent, Inc. as the authorized agent for service of process for the Company (“Authorized Agent”); and

(h)	such other documents, corporate documents, stock transfer books and registers, contracts and certificates of officers of the Company, furnished to us by the Company, as we may have considered necessary or desirable to examine for the purpose of giving this opinion.

5.	In this opinion, and unless otherwise indicated herein, the documents listed in Paragraphs 4(a) to (d) above are jointly referred to as the “Transaction Documents.”

6.	As to matters of fact, we have relied solely upon documents, oral and/or written information and/or certificate as provided to us by the officers of the Company on behalf of the Company. We have not made any investigation of the laws of any jurisdiction outside Brazil and this opinion is given solely in respect of the laws of Brazil, as of the date hereof, and not in respect of any other law. In particular, we have made no independent investigation of the laws of the State of New York or the Unites States of America. In relation to any matters of United States federal and New York state laws we understand that you are relying on the opinion of Simpson Thacher & Bartlett LLP, the United States counsel for the Underwriters, dated as of the date hereof and delivered pursuant to Section 8(l) of the International Underwriting Agreement and Clause 8.1(c)(iv) of the Brazilian Underwriting Agreement.

7.	In giving this opinion we have relied on the following assumptions:

(a)	all documents submitted to us as facsimile or copy or specimen documents conform to their originals;

(b)	all signatures on the Transaction Documents and on other documents submitted to us as originals, certified copies or copies are genuine;

(c)	there is no agreement or arrangement of any of the parties to the Transaction Documents which may modify, affect or supersede any of the terms thereof;

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(d)	each of the parties to the Transaction Documents, other than the Company, has been duly organized and established and is validly existing as of the date of execution of the Transaction Documents;

(e)	the Transaction Documents have been validly authorized, executed and delivered by all parties thereto, other than the Company;

(f)	each of the parties to the Transaction Documents, other than the Company, has all necessary regulatory and other approvals, exemptions, licenses and authorizations to perform its obligations under such Transaction Documents to which it is a party;

(g)	there is no provision of the law of any jurisdiction other than Brazil which has any implication in relation to the opinions expressed herein;

(h)	the Transaction Documents (each when validly executed) constitute legal, valid and binding obligations of each of the parties thereto, other than the Company, enforceable against each of the parties thereto in accordance with their terms; and

(i)	the validity and enforceability of the Transaction Documents under the laws of the State of New York and, insofar as any obligation incurred under any of the Transaction Documents is to be performed in or is otherwise subject to any jurisdiction outside Brazil, such performance will not be unlawful under the laws of that jurisdiction.

8.	Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

(i)	The Company and its Brazilian subsidiaries listed on Schedule I hereto have been duly incorporated and are validly existing as a sociedade por ações or a sociedade limitada under the laws of Brazil, and, to our knowledge, are duly qualified to do business, except where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)

The Company has authorized and issued capital stock as set forth in the Registration Statement, the Time of Sale Information and the Prospectus; all of the issued shares of capital stock of the Company (including the Common Shares being sold by the Selling Shareholders pursuant to the International Underwriting Agreement and the Brazilian Underwriting Agreement) have been duly and validly authorized and are validly issued and outstanding, fully paid and non-assessable and conform, in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; and, to our knowledge, except as set forth in the Registration

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Statement, the Time of Sale Information and the Prospectus, there are no outstanding securities issued by the Company or any of its subsidiaries convertible into or exchangeable for, or warrants, rights or options to purchase from the Company or any of its subsidiaries, or obligations of the Company or its subsidiaries to issue, any class of capital stock of the Company or any of its subsidiaries.

(iii)	There are no preemptive or similar rights in connection with the offerings contemplated by the International Underwriting Agreement or the Brazilian Underwriting Agreement.

(iv)	The Company has full right, power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(v)	The International Underwriting Agreement and the Brazilian Underwriting Agreement have been duly authorized, executed and delivered by the Company.

(vi)	The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.

(vii)	The execution, delivery and performance by the Company of each of the Transaction Documents to which each is a party and the consummation of the transactions contemplated thereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on Schedule II to this opinion (which schedule lists all financing agreements and instruments governed by Brazilian law which the Company has identified to us as material, defined as having a principal amount outstanding in excess of R$10 million), (B) result in any violation of the provisions of the Estatuto Social of the Company or (C) result in the violation of any applicable Brazilian law or statute or, to our knowledge, any judgment, order, rule or regulation of any Brazilian court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective property, except, in the case of clause (C) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(viii)	No consent, approval, authorization, order, filing, registration or qualification of or with any Brazilian court or arbitrator or governmental or regulatory authority is required to be obtained by the Company for the authorization and execution, delivery and performance of each of the Transaction Documents or the sale of the Common Shares or the Offered ADSs, to the extent Brazilian law is applicable, except for (A) approvals which have been obtained and remain in full force and effect from the Brazilian Central Bank and the Brazilian Securities Commission relating to the Deposit Agreement under Annex V to Resolution 1,289 of March 20, 1987, as amended, of the Brazilian National Monetary Council; (B) approvals which have been obtained and remain in full force and effect from the Brazilian Securities Commission relating to the offering of the Common Shares as provided for in the Transaction Documents; and (C) approvals which have been obtained and remain in full force and effect from the Brazilian Securities Commission and the Bolsa de Valores de São Paulo (the São Paulo Stock Exchange, or the “BOVESPA”) for the arrangements set forth in the Stabilization Agreement and (D) as may be required, approval from the Brazilian Central Bank for any payment abroad pursuant to Section 9 of the International Underwriting Agreement, which shall only be sought in the event Section 9 becomes applicable.

(ix)	To our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the rights to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person, or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(x)	The governing law provisions subjecting the International Underwriting Agreement and the Deposit Agreement to New York law are valid under Brazilian law.

(xi)	All dividends and other distributions declared and payable by the Company in respect of the Common Shares may under current Brazilian laws and regulations be paid to the Depositary in Brazilian reais that may be converted into foreign currency and freely transferred out of Brazil, as long as the investment in respect of the Common Shares is registered with the Brazilian Central Bank; and, except as set forth in the Prospectus, distributions of dividends and interest on shareholders’ equity made to holders of Common Shares or Offered ADSs are not be subject to Brazilian income, withholding or other taxes under Brazilian laws and regulations.

(xii)

Any judgment against the Company in any of the non-Brazilian courts mentioned in the International Underwriting Agreement and the Deposit Agreement arising out of or in relation to the obligations of the Company under the International Underwriting Agreement and the Deposit Agreement would be enforced in the courts of Brazil, without reconsideration of the merits, if previously confirmed by the Superior Court of Justice of Brazil; and confirmation would be given if such

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judgment (A) is for a payment of a sum certain, (B) fulfills all formalities required for its enforceability under the laws of the country where it was issued, (C) was issued by a competent court after proper service of process on the Company or after sufficient evidence of the Company’s absence has been given, as required under applicable law, (D) is not subject to appeal, (E) was authenticated by a Brazilian Consulate in the country in which it was issued and is accompanied by a sworn translation into Portuguese, and (F) is not contrary to Brazilian national sovereignty, public policy or morality.

(xiii)	The submission by the Company to the jurisdiction of the U.S. federal or state courts sitting in New York City set forth in the International Underwriting Agreement and the Deposit Agreement constitute valid and legally binding obligations of the Company, and service of process effected in the manner set forth in the International Underwriting Agreement and the Deposit Agreement, assuming validity under the laws of the State of New York, will be effective to confer valid personal jurisdiction over the Company under the laws of Brazil.

(xiv)	The International Underwriting Agreement and the Deposit Agreement are in proper legal form for enforcement against the Company in Brazil and to ensure the legality, validity, enforceability or admissibility in evidence of the International Underwriting Agreement and the Deposit Agreement in Brazil, it is not necessary that any of them be filed or recorded or enrolled with any court or authority in Brazil or that any stamp, registration or similar tax be paid in Brazil, other than court costs, including filing fees and deposits to guarantee judgment required by Brazilian law and regulations, except that (A) the signature of the parties thereto and any other document that may be deemed to be or become a part to any such agreements shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been authenticated by a Brazilian consular office and each of the Transaction Documents and any other document that may be deemed to be or become a part to any such agreements shall have been registered with the appropriate Registry of Deeds and Documents in Brazil and (B) each of the International Underwriting Agreement and the Deposit Agreement shall have been translated into Portuguese by a sworn translator.

(xv)	The International Underwriters in respect of the International Underwriting Agreement, and the Depositary and any holder of Offered ADSs in respect of the Deposit Agreement, are entitled to sue as plaintiffs in the Brazilian courts for the enforcement of their respective rights thereunder against the Company.

(xvi)	In accordance with Brazilian laws, neither the Company nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process in Brazil.

(xvii)

To our knowledge, except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the

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Company or any of its Brazilian Subsidiaries is or may be a party or to which any property of the Company or any of its Brazilian Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Brazilian Subsidiaries, would reasonably be expected to have a Material Adverse Effect; and, to our knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

(xviii)	To our knowledge, except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its Brazilian Subsidiaries is (A) in violation of its Estatuto Social or similar organizational documents; or (B) in violation of any law or statute or any judgment, order, rule or regulation of any Brazilian court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Brazilian Subsidiaries or any of their respective property, except, in the case of clause (B), for any such violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xix)	To our knowledge, the Company and its Brazilian Subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Brazilian Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (A) do not materially interfere with the use made and proposed to be made of such property by the Company and its Brazilian Subsidiaries or (B) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xx)	To our knowledge, the Company and its Brazilian Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to possess such rights would not reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and none of the Company or its Brazilian Subsidiaries have received any notice of any claim of infringement of or conflict with any such rights of others, which infringement or conflict would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxi)

To our knowledge, the Company and its Brazilian Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Brazilian, U.S. or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as

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described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, none of the Company, or any of its Brazilian Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(xxii)	The statements in each of the Registration Statement, the Time of Sale Information and the Prospectus under the headings “Risk Factors,” “Description of Capital Stock,” “Certain Material Tax Considerations—Material Brazilian Tax Considerations” and “Enforcement of Certain Civil Liabilities,” insofar as such statements constitute a description of matters of Brazilian law and regulation or legal conclusions with respect thereto or the provisions of documents therein described governed by or issued pursuant to Brazilian law, have been reviewed by us and fairly present the information disclosed therein in all material respects.

(xxiii)	It is not necessary under the laws of Brazil (A) to enable Depositary or the holders of the Offered ADSs or Offered Shares to enforce their rights under the Deposit Agreement or the Underwriters under the International Underwriting Agreement or (B) by reason of the execution or performance of the Transaction Documents, that any of them should be licensed, qualified or entitled to carry on business in Brazil.

(xxiv)	No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the International Underwriters, the Brazilian Underwriters or the Depositary to Brazil or to any political subdivision or taxing authority thereof or therein as the primary tax obligor (as a contribuinte), in connection with (i) the sale of the Offered ADSs and the Common Shares by the Selling Shareholders in accordance with the International Underwriting Agreement and the Brazilian Underwriting Agreement, (ii) the deposit with the Depositary of Underlying Shares against the issuance of ADRs evidencing the Offered ADSs, (iii) the delivery of the Offered ADSs (including the ADRs evidencing such ADSs) to or for the respective accounts of the Underwriters in the manner contemplated herein, or (iv) the sale and delivery outside Brazil by the Underwriters of the Offered ADSs to the purchasers thereof, other than, with respect to the Brazilian Underwriters, (A) any applicable Brazilian income taxes (including social security contributions - CSL ); (B) ISS service taxes; (C) PIS contributions; (D) COFINS contributions; and (E) CPMF taxes; and, with respect to the Underwriters, (A) any applicable Brazilian income taxes (imposto sobre a renda e proventos de qualquer natureza); and (B) ISS service taxes in respect of the underwriting discount and commissions in connection with the Offered ADSs sold by the Brazilian Selling Shareholders pursuant to the International Underwriting Agreement.

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(xxv)	The International Underwriters are not and will not be deemed to be resident, domiciled or carrying on business in Brazil or subject to taxation in Brazil, by reason only of the execution, performance or enforcement of the International Underwriting Agreement, other than (i) any applicable Brazilian income taxes (imposto sobre a renda e proventos de qualquer natureza); and (ii) ISS service taxes in respect of the underwriting discount and commissions in connection with the ADSs sold by the Brazilian Selling Shareholders pursuant to the International Underwriting Agreement.

9.	This opinion is subject to the following qualifications, explanations and reservations:

(i)	any provisions of any of the Transaction Documents providing that any specification determination will be conclusive and binding will not be conclusive and binding if such calculation or determination is fraudulent and will not necessarily prevent judicial inquiry into the merits of any claim by an aggrieved party;

(ii)	our opinion as regards the binding effect of the obligations of the Company under the Transaction Documents is subject to all limitations arising from bankruptcy, insolvency, liquidation, reorganization, and similar laws affecting creditors rights generally. Claims for salaries, wages and social security will have preference over any claims, including secured ones;

(iii)	in the event that any suit is brought against the Company in Brazil, certain court costs and deposits to guarantee judgment may be due and any plaintiff not resident in Brazil will be required to make deposits as security for process costs and for third party attorney’s fees if it does not possess any real property in Brazil, in accordance with article 835 of the Brazilian Code of Civil Procedure;

(iv)	in the event that any suit is brought against the Company, service of process upon any party located or incorporated in Brazil, if made in Brazil, must be effected in accordance with Brazilian law;

(v)	in order to assure the admission of the Transaction Documents before the public agencies and courts in Brazil, (a) the signatures of the parties thereto signing outside Brazil must be notarized by a notary public licensed as such under the laws of the place of signing and the signature of such notary public should be authenticated by the Brazilian Diplomatic Office having jurisdiction over the place of execution; (b) the document must be translated into Portuguese by a sworn translator in Brazil; and (c) the document and its sworn translation must be registered with the appropriate Registry of Deeds and Documents in Brazil;

(vi)	any documents in a foreign language (including without limitation documents relating to any foreign judgment) to be admitted in Brazilian courts or any other Brazilian public authority will have to be translated into the Portuguese language by a sworn translator;

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(vii)	any judgment obtained against the Company in the courts of Brazil in respect of any sum payable to a party under any of the Transaction Documents will be expressed in the Brazilian currency equivalent to the amount payable in the currency designated in the Transaction Documents, converted at the commercial exchange rate of the date on which such judgment is obtained;

(viii)	after the consummation of the transactions contemplated by the International Underwriting Agreement and the Brazilian Underwriting Agreement, performance under and compliance with the Deposit Agreement may require from time to time, that the Company, the Depositary or the Custodian, as the case may be, apply for and obtain certain consents, approvals, authorizations, orders, registrations and qualifications of or with Brazilian governmental or regulatory authorities, which have not been obtained and are not obtainable as of the date hereof, as provided in the Deposit Agreement;

(ix)	notwithstanding the fact that International Underwriting Agreement is expressed to be governed by New York State law, such law will only be recognized and enforced in Brazil if such enforcement would not violate Brazilian national sovereignty, public policy or morality. Except as otherwise disclosed in this opinion, we have no reason to believe that the International Underwriting Agreement is against Brazilian national sovereignty, public policy or morality.

(x)	we express no opinion as to the enforceability of (a) Section 9(a) and (b) of the International Underwriting Agreement, providing for indemnification by certain parties for losses, damages and liabilities incurred by the International Underwriters, (b) Section 9(e) of the International Underwriting Agreement providing for contribution by the parties to certain losses, claims, damages and liabilities incurred by other parties to the International Underwriting Agreement, and (c) of Section 17(f) of the International Underwriting Agreement in respect to indemnification by one party thereto against any loss in obtaining the currency due to such party under such agreement from a court judgment in another currency;

(xi)	pursuant to Clause 63 of the Company’s By-Laws any disputes arising under (a) its Estatuto Social, (b) the Brazilian corporate laws, (c) regulations issued by the Brazilian National Monetary Council, the Brazilian Central Bank and the Brazilian Securities Commission, (d) regulations issued by the BOVESPA, including but not limited to the rules of the Regulamento do Novo Mercado, and (e) other regulations applicable to the capital markets, must be resolved through arbitral proceedings to be conducted in accordance with the rules of the Câmara de Arbitragem do Mercado under the auspices of the BOVESPA;

(xii)	under Brazilian law, injunctive relief is in the discretion of courts, and may not necessarily be granted;

(xiii)	under Brazilian law, a person may not properly waive or be deprived of the right to submit a claim to the judiciary system or be deprived of its property without

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due process; therefore, any waivers by the Company with respect to its respective rights and any waivers to assert a claim against the Underwriters may not be enforced by a Brazilian court;

(xiv)	The appointment of the Authorized Agent by the Company, upon which process may be served in any suit, action or proceeding before any U.S. federal or state court in the City of New York is valid through [date]. The appointment of the Authorized Agent by the Company must be formally and expressly extended by the Company in accordance with its Estatuto Social in order for such appointment to remain valid beyond the initial term of appointment; and

(xv)	in rendering the opinions set forth herein, we note that any conclusion on any particular issue is not a guarantee or prediction of what a court would hold but, rather, sets forth our conclusions as to what would or should be the proper result for a court to reach in a properly presented and decided case in which the facts and assumptions relied on herein are established.

10.	This opinion is addressed to you solely for your own use and may not be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express written consent, except that the Depositary may rely upon this opinion letter as though it were addressed to the Depositary subject to the assumptions, qualifications, limitations and exceptions contained herein.

11.	This opinion is limited to the matters and transactions expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter or transaction in connection with the Transaction Documents or the transactions or documents referred to therein.

12.	This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, you should seek advice of counsel as to the proper application of this opinion letter at such time.

13.	This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

Sincerely yours,

MATTOS FILHO, VEIGA FILHO, MARREY JR. E QUIROGA

ADVOGADOS

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SCHEDULE I

List of Brazilian Subsidiaries

1.	Indústria Aeronáutica Neiva Ltda. – Neiva

2.	ELEB – Embraer Liebherr Equipamentos do Brasil S.A.

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SCHEDULE II

List of Indentures, Mortgages, Deeds of Trust, Loan Agreements or Other Agreements

or Instruments Referred to in Paragraph 8(vii)

[TO FOLLOW]

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ANNEX G-2

February [•], 2007.

Form of 10b-5 Statement of Mattos Filho Veiga Filho

Marrey Jr. e Quiroga Advogados

To

J. P. Morgan Securities Inc.

277 Park Avenue

New York, NY 10172

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10080

and the several other Underwriters listed in

Schedule I to the International Underwriting Agreement referred to below

Re: Embraer – Empresa Brasileira de Aeronáutica S.A.

Ladies and Gentlemen:

We are qualified to practice law in the Federative Republic of Brazil (“Brazil”) and have acted as Brazilian counsel to the Underwriters (as defined below in connection with the offer and sale (the “Offering”) of an aggregate of [•] common shares, without par value (the “Shares”), of Embraer – Empresa Brasileira de Aeronáutica S.A. (the “Company”) held by Caixa de Previdência dos Funcionários do Banco do Brasil – Previ, Fundação Sistel de Seguridade Social – Sistel, BNDESPAR – BNDES Participações S.A., European Aeronautic Defence and Space Company EADS France, and Dassault Aviation S.A. (the “Selling Shareholders”).

This letter is issued pursuant to Section 8(k) of the international underwriting agreement dated February [•], 2007 (the “International Underwriting Agreement”) among the Company, the Selling Shareholders, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters (together, the “Representatives”), in their own capacity and as representatives of the several Underwriters listed in Schedule I thereto (the “International Underwriters, and pursuant to Clause 8.1(c)(iv) of the Instrumento Particular de Contrato de Distribuição de Ações Ordinárias de Emissão da Embraer – Empresa Brasileira de Aeronáutica S.A., dated as of February [•], 2007 (the “Brazilian Underwriting Agreement”) among the Company, the Selling Shareholders, Banco J.P. Morgan S.A., Banco Merrill Lynch de Investimentos S.A. (the “Brazilian Underwriters” and, together with the International Underwriters, the “Underwriters”) and Companhia Brasileira de Liquidação e Custódia (“CBLC”), as an intervening party. Capitalized terms used in this letter have the meaning ascribed to them in the International Underwriting Agreement if not otherwise defined herein.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting, operational or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Time of Sale Information, the Prospectus and the Final Brazilian Prospectus, relating to the Offering, are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion

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letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information, the Prospectus and the Final Brazilian Prospectus and any amendment or supplement thereto, and we make no representation that we have independently verified the accuracy, completeness or fairness of the statements related to factual matters or financial, accounting or operational information.

In connection with, and under the circumstances applicable to, the offering we have participated in conferences with representatives of the Company, the Selling Shareholders, the Company’s registered independent accounting firm, the Company’s United States counsel, the Selling Shareholders’ United States counsel and with representatives of the Underwriters and their United States counsel, at which conferences the contents of each of the Registration Statement, the Time of Sale Information, the Prospectus and the Final Brazilian Prospectus and any amendment and supplement thereto and related matters were discussed and we have also reviewed certain records and documents furnished to us by the Company. Certain of such records and documents were governed by laws other than Brazilian law, and, accordingly, we necessarily relied upon directors, officers, in-house counsel and employees of the Company, Unites States counsel to the Company and other persons in evaluating such records and documents.

On the basis of the information that we have obtained in the performance of the activities referred to above, in light of our understanding of the Brazilian securities laws and the experience we have gained in our practice thereunder, we confirm that, although we assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information, the Prospectus and the Final Brazilian Prospectus and any amendment or supplement thereto, nothing has come to our attention that causes us to believe that (a) the Registration Statement at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, (b) the Time of Sale Information (including the documents incorporated by reference therein) at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (c) the Prospectus (including the documents incorporated by reference therein) as of its date contained, or as of the date hereof contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (d) the Final Brazilian Prospectus as of its date contained, or as of the date hereof contains, any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in each case, for the financial statements and other financial data contained in, incorporated by reference in or omitted from the Registration Statement, the Time of Sale Information, the Prospectus or the Final Brazilian Prospectus, as to which we express no belief.

This letter is given solely for the purposes of this Offering and for your information to whom it is addressed and your legal advisors and may not be transmitted to any other person, whether natural person, legal entity or government body, nor is it to be relied upon by anyone else or for

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any other purpose other than as stated herein or quoted or referred to in any public document or any other way made public, or filed with anyone without our express written consent. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any legal developments or factual matters that may occur after the date of this letter even though such development, circumstance or change may affect the views expressed in this letter.

This letter will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

Sincerely yours,

MATTOS FILHO, VEIGA FILHO, MARREY JR. E QUIROGA

ADVOGADOS

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EXHIBIT A

FORM OF LOCK-UP AGREEMENT

January     , 2007

J.P. MORGAN SECURITIES INC.

MERRILL LYNCH, PIERCE

    FENNER & SMITH INCORPORATED

As Representatives of

the several Underwriters listed in

Schedule I to the Underwriting Agreement

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, NY 10172

and

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10080

Re: EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A. - Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an International Underwriting Agreement (the “Underwriting Agreement”) with EMBRAER – EMPRESA BRASILEIRA DE AERONÁUTICA S.A. (the “Company”) and the Selling Shareholders of the Company, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of American Depositary Shares (the “ADSs”), each representing four common shares, without par value (the “Underlying Shares”), of the Company. The undersigned also understands that the Company and the Selling Shareholders propose to enter into an underwriting agreement (the “Brazilian Underwriting Agreement”) with certain Brazilian underwriters providing for the concurrent offering and sale of common shares, without par value, of the Company (the “Offered Shares”) of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the ADSs and the Offered Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith

Exh A-1

Incorporated on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any capital shares the Company, including ADSs (the “Capital Shares”), or any securities convertible into or exercisable or exchangeable for Capital Shares (including without limitation, Capital Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Capital Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Capital Shares or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. and Merrill Lynch, Pierce Fenner & Smith Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Capital Shares or any security convertible into or exercisable or exchangeable for Capital Shares.

Notwithstanding the foregoing, the undersigned may transfer any Capital Shares (i) as bona fide gifts, provided that prior to any such transfer the recipient thereof agrees in writing with the Representatives to be bound by the terms of this Letter Agreement, (ii) as dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that prior to any such transfer such trust agrees in writing with the Representatives to be bound by the terms of this Letter Agreement or (iii) to any of its affiliates (as such term is defined in Rule 405 under the U.S. Securities Act of 1933, as amended), provided that prior to any such transfer the recipient thereof agrees in writing with the Representatives to be bound by the terms of this Letter Agreement.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The foregoing restrictions shall not apply to the sale by the undersigned of Capital Shares pursuant to the Underwriting Agreement or the Brazilian Underwriting Agreement.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Exh A-2

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Offered ADSs and Offered Shares to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

Exh A-3

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF SHAREHOLDER]

By:
Name:
Title:

Exh A-4